As filed with the Securities and Exchange Commission on July 11, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

——————

DOUBLOON CORP.

(Exact name of registrant as specified in its charter)

Delaware	6770	16-1763748
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o Pirate Capital LLC
200 Connecticut Avenue, 4th Floor
Norwalk, Connecticut 06854
(203) 854-1100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas R. Hudson Jr., Chief Executive Officer
c/o Pirate Capital LLC
200 Connecticut Avenue, 4th Floor
Norwalk, Connecticut 06854
(203) 854-1100

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Stephen J. Gulotta, Jr., Esq.	Mitchell S. Nussbaum, Esq.
Jeffrey P. Schultz, Esq.	Loeb & Loeb LLP
Mintz Levin Cohn Ferris Glovsky and Popeo, P.C.	345 Park Avenue
666 Third Avenue	New York, New York 10154
New York, New York 10017	(212) 407-4000
(212) 370-1300	(212) 407-4990—Facsimile
(212) 983-3115—Facsimile

——————

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Units, each consisting of one share of Common Stock, $.00001par value, and one Warrant(2)	11,500,000 Units	$10.00	$115,000,000	$12,305
Shares of Common Stock included in the Units(2)	11,500,000 Shares	—	—	—	(3)
Warrants included in the Units(2)	11,500,000 Warrants	—	—	—	(3)
Shares of Common Stock underlying the Warrants included in the Units(2)	11,500,000 Shares	$8.00	$92,000,000	$9,844
Total			$207,000,000	$22,149

——————

(1)

Estimated solely for the purpose of calculating the registration fee.

(2)

Includes 1,500,000 units, consisting of 1,500,000 shares of common stock and 1,500,000 warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)

No fee is required pursuant to Rule 457(g).

(4)

Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS	Subject To Completion, Dated , 2006

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

$100,000,000

Doubloon Corp.

10,000,000 units

Doubloon Corp. is a newly organized Business Combination Company™, or BCC™. A BCC is a blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, one or more operating businesses. We intend to focus our efforts on the financial services industry, but will not be limited to pursuing acquisition opportunities only within that industry. We do not have any specific merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination under consideration and have not contacted any prospective target business or had any discussion, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit has an offering price of $10.00 and consists of:

•

one share of our common stock; and

•

one warrant.

We are offering 10,000,000 units. Each warrant entitles the holder to purchase one share of our common stock at a price of $8.00. Each warrant will become exercisable on the later of our completion of a business combination or [_________], 2007, and will expire on [_________], 2010, or earlier upon redemption.

Our corporate stockholder, PIRAC I, LLC, is a limited liability company formed under the laws of the State of Delaware and a wholly-owned subsidiary of Pirate Capital LLC. Pirate Capital LLC, a registered investment advisor under the Investment Advisers Act of 1940, manages four investment funds, Jolly Roger Fund LP, Jolly Roger Activist Fund LP, Jolly Roger Offshore Fund LTD and Jolly Roger Activist Fund LTD, and one account. Pirate Capital LLC focuses on investing in companies which it has determined to be undervalued. Pirate Capital LLC has grown assets under management from $2 million in 2002 to approximately $1.8 billion.

PIRAC I, LLC has agreed to purchase, in a private placement that will occur no later than four days prior to the effective date of this offering, 200,000 insider units at a price of $10.00 per unit. All such insider units will be identical to the units offered in this offering, except that: (i) subject to certain limited exceptions, none of the units to be purchased by PIRAC I, LLC and/or its designees will be transferable or salable until after we complete a business combination; (ii) the common stock included in the insider units will not have any rights to liquidation distributions in the event we fail to consummate a business combination; (iii) PIRAC I, LLC and/or its designees may not exercise conversion rights with respect to the shares of common stock included in the insider units; (iv) the shares of common stock included in the insider units must be voted in favor of any proposed business combination; and (v) the warrants included in the insider units are not subject to redemption if held by the initial holders thereof or their permitted transferees and may be exercised on a “cashless basis.”  The private placement will result in $2,000,000 in proceeds to us.

We have also granted to the underwriters a 45-day option to purchase up to 1,500,000 additional units to cover over-allotments, if any. We have also agreed to issue to Maxim Group LLC, the representative of the underwriters in this offering, 100,000 shares of our common stock (115,000 shares if the underwriters’ over-allotment option is exercised in full), which will be deposited into escrow and released to Maxim Group LLC only in the event we consummate a business combination.

There is presently no public market for our units, common stock or warrants. We anticipate that the units will be listed on the American Stock Exchange under the symbol [_____] on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, the common stock and warrants will be traded on the American Stock Exchange under the symbols [____] and [____], respectively.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 14 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total Proceeds
Public offering price	$10.00	$100,000,000
Underwriting discounts and commissions(1)(2)(3)	0.475	4,750,000
Total	$9.525	$92,250,000

——————

(1)

Does not include a non-accountable expense allowance in the amount of 1% of the gross proceeds, or $0.10 per unit ($1,000,000 in total), payable to Maxim Group LLC, or the issuance of 100,000 shares of our common stock (115,000 shares if the underwriters’ over-allotment option is exercised in full) to Maxim Group LLC as deferred underwriting compensation.

(2)

Includes deferred underwriting compensation in the amount of 0.75% of the gross proceeds (or $0.075 per unit), or $750,000 ($862,500 if the underwriters’ over-allotment option is exercised in full), payable to Maxim Group LLC only upon consummation of the initial business combination as described in this prospectus and then only with respect to those units as to which the component shares have not been converted. In addition, in the event the underwriters exercise their over-allotment option, then $0.020 per unit, or $300,000 (representing 2% of the $15,000,000 in gross proceeds generated by exercising the underwriters’ over-allotment option in full), will be deferred and will be payable to the underwriters only upon consummation of the initial business combination as described in this prospectus and then only with respect to those units as to which the component shares have not been converted. Accordingly, if the over-allotment option is exercised in full, an aggregate of up to $1,162,500 of underwriting compensation will be deferred and payable only upon consummation of our initial business combination.

(3)

No discounts or commissions are payable with respect to the units purchased in the private placement.

Of the proceeds we receive from this offering, the private placement and a loan of $840,000 from our corporate stockholder described in this prospectus, approximately $9.70 per unit, or $97,000,000 in the aggregate (or approximately $9.71 per unit, or $111,700,000 in the aggregate, if the underwriters’ over-allotment option is exercised in full), will be deposited into a trust account at Deutsche Bank Trust Company Americas, maintained by Continental Stock Transfer & Trust Company, acting as trustee.This amount includes $750,000 of deferred underwriting discounts and commissions ($1,162,500 if the underwriters’ over-allotment option is exercised in full) that will be retained by the trust account if we do not consummate a business combination.

We are offering the units for sale on a firm-commitment basis. Maxim Group LLC expects to deliver our securities to investors in the offering on or about [____], 2006.

Maxim Group LLC

The date of this prospectus is [_____________], 2006

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

“Business Combination Company”™ and “BCC”™ are service marks of Maxim Group LLC.

i

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read the entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included in this prospectus, before investing. Unless otherwise stated in this prospectus:

•

references to “we,” “us” or “our company” refer to Doubloon Corp.;

•

the term “existing stockholders” refers to the persons that held shares of our common stock immediately prior to the date of this offering and the private placement;

•

the term “public stockholders” means the holders of common stock sold as part of the units in this offering or in the aftermarket, including any existing stockholders, to the extent that they purchase or acquire such units in this offering or in the aftermarket;

•

references to “PIRAC” or “corporate stockholder” refer to PIRAC I, LLC;

•

the term “incentive warrants” means the 616,000 warrants issued to PIRAC immediately prior to the private placement;

•

the term “private placement” refers to the purchase by PIRAC and/or its designees, in a private placement that will occur no later than four days prior to the effective date of this offering, of an aggregate of 200,000 units, at $10.00 per unit;

•

the term “insider units” refers to the 200,000 units being purchased by PIRAC and/or its designees in the private placement; and

•

the term “insider warrants” refers to the warrants included in the insider units.

In addition, unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

Our Business

We are a blank check company known as a Business Combination Company™ or BCC™. We were organized under the laws of the State of Delaware on June 16, 2006 for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, one or more operating businesses. We intend to focus our efforts on the financial services industry, but will not be limited to pursuing acquisition opportunities only within that industry. A typical acquisition target is a company whose performance we believe we can improve by capitalizing upon our management’s and Board of Directors’ more than 60 years of aggregate experience in creating value for both public and private companies in the financial services industry as well as other industries. We do not have any specific business combination under consideration or contemplation and we have not contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction. To date, our efforts have been limited to organizational activities as well as other activities related to this offering.

We expect to evaluate acquisition candidates in the United States or internationally that operate within and are affected by the trends in our target industries. While we may consider a business combination with a company in any industry, we intend to focus on industries in which our management team has extensive experience such as financial services. Our universe of potential acquisition targets within the financial services industry will include, but not be limited to:

•

Asset management firms

•

Banks

•

Brokerage firms

•

Asset allocators

•

Investment consultants

•

Specialty finance and leasing companies

•

Financial information and information technology companies and other vendors to the financial industry

Within the universe of potential targets set forth above, an important focus will be on certain industry subsets, including, but not limited to:

•

Hedge funds

•

Fund of funds

•

Mutual funds

•

Third party marketing firms

•

High net worth managers

•

Retail and institutional securities brokerage firms

•

Real estate investment managers, property managers and brokers

•

Institutional equity and fixed income managers

•

Private bank platforms

•

Financial consulting firms

•

Fund administrators

•

Securities and product rating agencies

We believe these are businesses with large addressable markets that have companies which fit our investment parameters, offer favorable environments to complete one or more business combinations and leverage our experience as a management team. This belief is based upon, among other things, the experience, expertise, and network of professional relationships of our management team and the members of our Board of Directors. We will seek to find a business model that exhibits characteristics that make it an attractive target, such as scalability, high operating margins, low capital requirements, positive cash flow generation, and operating in a fragmented market. The scope of our involvement as a management team after a business combination will depend upon the structure of the business combination we complete, the employment arrangements we negotiate and the skills, experience and willingness to continue of our target business’s management team. Currently it is our expectation that our management team will continue to be actively involved in the business after the completion of a business combination.

In the event that we are unable to find a suitable target within the financial services industry, we may pursue opportunities in other industries. We may consider business combinations of distressed companies in any industry. This may include the opportunity to purchase 100% of control or majority control of an entity, public or private, through the acquisition of such targeted entity’s debt facility with a bank or other claim holder.

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of our net assets (excluding deferred underwriting discounts and commissions of approximately $750,000, or approximately $1,162,500, if the underwriters’ over-allotment option is exercised in full) at the time of such acquisition. As used in this prospectus, a “target business” shall include one or more operating businesses and a “business combination” shall mean the acquisition by us of such a target business. We have not, nor has anyone on our behalf, either directly or indirectly, contacted any potential target businesses or their representatives or had any discussions, formal or otherwise, with respect to effecting any potential business combination with our company. Moreover, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate for us. Neither we nor any of our agents or affiliates has yet taken any measure, directly or indirectly, to locate a target business. Our management team is aware of the restrictions that apply to the identification of, and negotiations and agreements with, prospective target businesses and the disclosure required when there is an agreement pertaining to an acquisition or an acquisition is probable.

We may further seek to acquire a target business that has a fair market value significantly in excess of 80% of our net assets. In order to do so, we may seek to raise additional funds through a private offering of debt or equity securities and/or any other method of financing, although we have not entered into any such arrangement and have no current intention of doing so. However, if we did, such arrangement would only be consummated simultaneously with the consummation of the business combination.

Following completion of this offering and until we consummate a business combination, our officers and directors will not receive any compensation. However, all of these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. Such individuals may be paid consulting, management or other fees from target businesses as a result of the business combination, with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders.

Our offices are located at 200 Connecticut Avenue, 4th Floor, Norwalk, Connecticut 06854 and our telephone number is (203) 854-1100.

PIRAC I, LLC

PIRAC I, LLC is a limited liability company formed under the laws of the State of Delaware and a wholly-owned subsidiary of Pirate Capital LLC. Pirate Capital LLC, a registered investment advisor under the Investment Advisers Act of 1940, manages four investment funds, Jolly Roger Fund LP, Jolly Roger Activist Fund LP, Jolly Roger Offshore Fund LTD and Jolly Roger Activist Fund LTD, and one account. Pirate Capital LLC focuses on investing in companies which it has determined to be undervalued. Pirate Capital LLC has grown assets under management from $2 million in 2002 to approximately $1.8 billion currently.

Private Placement

PIRAC I, LLC has agreed to purchase from us an aggregate of 200,000 insider units, at $10.00 per unit, in a private placement that will occur no later than four days prior to the effective date of this offering. All such insider units will be identical to the units offered in this offering, except that: (i) subject to certain limited exceptions, none of the insider units to be purchased by PIRAC I, LLC and/or its designees will be transferable or salable until after we complete a business combination; (ii) the common stock included in the insider units will not have any rights to liquidation distributions in the event we fail to consummate a business combination; (iii) PIRAC I, LLC and/or its designees may not exercise conversion rights with respect to the shares of common stock included in the insider units; (iv) the shares of common stock included in the insider units must be voted in favor of any proposed business combination; and (v) the warrants included in the insider units are not subject to redemption if held by the initial holders thereof or their permitted transferees and may be exercised on a “cashless basis.”  The $2,000,000 of proceeds from the sale of these insider units will be added to the portion of the proceeds from this offering to be held in the trust account pending the completion of our initial business combination. No underwriting discounts and commissions or placement fees will be payable on the insider units sold in the private placement.

Loan by PIRAC I, LLC

Prior to the closing of this offering our corporate stockholder, PIRAC I, LLC, will lend us $840,000, which will be deposited in the trust account no later than four days prior to the effective date of this offering. The principal balance of this loan will bear simple interest at the rate of 4% per annum. Principal and interest will be payable in monthly installments using the interest earned on the trust account over the first 18 months after the closing of this offering, provided that, if a business combination is completed prior to the end of such 18-month period, the remaining outstanding balance of such loan will be repaid at the closing of the business combination. In the event of our dissolution and liquidation, the outstanding principal balance of this loan and any accrued interest at such time will only be repaid to PIRAC after distributions to our public stockholders of at least $97,000,000 ($111,700,000 if the underwriters’ over-allotment option is exercised in full).

Incentive Warrants

Prior to the private placement, we will issue to PIRAC I, LLC incentive warrants to purchase up to an aggregate of 616,000 shares of our common stock. These warrants will be similar to the warrants included in the units offered in this offering and will be exercisable for $8.00 per share, except that:  (i) they are not exercisable until three months after we complete a business combination, and then (x) as to 308,000 of such shares, only if the last sales price of our common stock exceeds $11.00 per share for any 20 trading days within a 30 trading day period beginning after such initial business combination, and (y) as to the remaining 308,000 shares, only if the last sales price of our common stock exceeds $12.00 per share for any 20 trading days within a 30 trading day period beginning after such initial business combination; (ii) they will expire five years from the date of this prospectus; (iii) they are exercisable on a “cashless basis”; and (iv) they are not redeemable so long as they are held by the initial holder thereof (or any of its permitted transferees). When these warrants become exercisable, the Company will record compensation expense based upon the then fair value of these warrants.

THE OFFERING

Securities offered:	10,000,000 units, at $10.00 per unit, each unit consisting of: • one share of common stock; and • one warrant.
Trading commencement and separation of common stock and warrants:

The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants included in the units will begin trading separately on the 90th day after the date of this prospectus, unless Maxim Group LLC informs us of its decision to allow earlier separate trading based upon its assessment of the relative strengths of the securities markets and small capitalization companies, in general, and the trading pattern of, and demand for, our securities in particular. In no event will separate trading of the common stock and warrants occur until we have filed an audited balance sheet reflecting our receipt of the proceeds of this offering. We will file a Current Report on Form 8-K, including an audited balance sheet, upon the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K. If the over-allotment option is exercised following the initial filing of such Form 8-K, an additional Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

Common stock:
Number outstanding before the date of this offering and the private placement	2,550,000 shares
Number to be outstanding after this offering and the private placement

12,850,000 shares, which includes 100,000 shares of common stock issued to Maxim Group LLC as deferred underwriting compensation and placed in escrow, subject to forfeiture in the event that we do not consummate a business combination.

Warrants:
Number outstanding before this offering and the private placement	616,000 warrants
Number to be outstanding after this offering and the private placement	10,816,000 warrants
Exercisability	Each warrant is exercisable for one share of common stock.
Exercise price	$8.00
Exercise period for the warrants included in the units sold in this offering

The warrants will become exercisable on the later of:

•

the completion of an initial business combination with a target business; and

•

[__________], 2007 [one year from the date of this prospectus].

All warrants other than the incentive warrants will expire at 5:00 p.m., New York City time, on [________], 2010 [four years from the date of this prospectus], or earlier upon redemption.

The incentive warrants will expire at 5:00 p.m., New York City time, on [________], 2011 [five years from the date of this prospectus], or earlier upon redemption.
Redemption

Once the warrants become exercisable, we may redeem the outstanding warrants:

•

in whole and not in part;

•

at a price of $.01 per warrant;

•

upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last sale price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We have established the above conditions to provide warrant holders with a reasonable premium to the initial warrant exercise price as well as a reasonable cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption; however, there can be no assurance that the price of the common stock will exceed the $14.25 trigger price for redemption or the warrant exercise price after the redemption call is made.

The insider warrants and the incentive warrants are non-redeemable so long as such insider warrant or incentive warrant is being held by the initial holder or its permitted transferee.

Incentive warrants issued to our corporate stockholder:

Immediately prior to the private placement, we will issue to PIRAC I, LLC incentive warrants to purchase up to an aggregate of 616,000 shares of our common stock. These warrants will be similar to the warrants included in the units offered in this offering and will be exercisable for $8.00 per share, except that:  (i) they are not exercisable until three months after we complete a business combination, and then (x) as to 308,000 of such shares, only if the last sales price of our common stock exceeds $11.00 per share for any 20 trading days within a 30 trading day period beginning after such initial business combination, and (y) as to the remaining 308,000 shares, only if the last sales price of our common stock exceeds $12.00 per share for any 20 trading days within a 30 trading day period beginning after such initial business combination; (ii) they will expire five years from the date of this prospectus; (iii) they are exercisable on a “cashless basis”; and (iv) they are not redeemable so long as they are held by the initial holder thereof (or any of its permitted transferees). If we do not complete a business combination that meets the criteria described in this prospectus, the incentive warrants will expire worthless.

In addition, the incentive warrants cannot be sold or transferred by PIRAC until we complete a business combination (except that PIRAC may transfer its incentive warrants only to persons or entities controlling, controlled by, or under common control with PIRAC. In addition, commencing on the date such warrants become exercisable, the incentive warrants and the underlying common stock are entitled to registration rights under an agreement to be signed before the date of this prospectus. With those exceptions, the incentive warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering. When these warrants become exercisable, the Company will record compensation expense based upon the then fair value of these warrants.

Private placement of insider units:

PIRAC I, LLC has agreed to purchase from us an aggregate of 200,000 insider units, at $10.00 per unit, in a private placement that will occur no later than four days prior to the effective date of this offering. The proceeds from the private placement of $2,000,000 will be added to the portion of the proceeds from this offering to be held in the trust account pending our completion of a business combination. All such insider units will be identical to the units offered in this offering, except that: (i) subject to certain limited exceptions, none of the insider units to be purchased by PIRAC I, LLC and/or its designees will be transferable or salable until after we complete a business combination; (ii) the common stock included in the insider units will not have any rights to liquidation distributions in the event we fail to consummate a business combination; (iii) PIRAC I, LLC and/or its designees may not exercise conversion rights with respect to the shares of common stock included in the insider units; (iv) the shares of common stock included in the insider units must be voted in favor of any proposed business combination and, accordingly, such shares do not have conversion rights, as described below; and (v) the warrants included in the insider units are not subject to redemption if held by the initial holders thereof or their permitted transferees and may be exercised on a “cashless basis.”  No underwriting discounts and commissions or placement fees will be payable on the insider units sold in the private placement.

In addition, commencing on the date following consummation of a business combination, the insider units and the securities included in the insider units are entitled to registration rights pursuant to an agreement to be entered into in connection with the private placement.

Proposed American Stock Exchange symbols for our:
Units	[________]
Common stock	[________]
Warrants	[________]
Offering, private placement and loan proceeds to be held in the trust account:

$97,000,000 of the proceeds of this offering, the private placement and the loan from PIRAC I, LLC (or $111,700,000, if the underwriters’ over-allotment option is exercised in full), or approximately $9.70 per unit (or approximately $9.71 per unit, if the underwriters’ over-allotment option is exercised in full), will be placed in a trust account at Deutsche Bank Trust Company Americas maintained by Continental Stock Transfer & Trust Company, as trustee, pursuant to an agreement to be signed on the date of this prospectus. These proceeds include $750,000 (or

$1,162,500 if the underwriters’ over-allotment option is exercised in full) of the proceeds of this offering attributable to the deferred portion of the underwriters’ discount. We believe that the inclusion in the trust account of the proceeds from the private placement and the loan is a benefit to our stockholders because additional proceeds will be available for distribution to investors if we liquidate the trust account as part of our dissolution and prior to our completing an initial business combination.

Subject to federal bankruptcy and similar laws, these proceeds will not be released until the earlier of (i) the completion of a business combination on the terms described in this prospectus, or (ii) implementation of our plan of dissolution and liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any purpose, including the payment of any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business or the negotiation of an agreement to effect the business combination, except that there can be released to us from the trust account amounts necessary to pay taxes on the interest earned on the trust account and interest earned, net of income taxes on such interest, (x) in such amount that is necessary to repay principal and interest on the loan made by PIRAC in the principal amount of $840,000 bearing simple interest at a rate of 4% per annum, in monthly payments of amortized principal and interest over the first 18 months after the closing of the offering, provided that, if a business combination is completed prior to the end of such 18-month period, the remaining outstanding balance of such loan will be repaid at the closing of the business combination, and (y) up to $1,500,000 ($1,700,000, if the underwriters’ over-allotment option is exercised in full) to fund our working capital requirements, including expenses associated with pursuing a business combination. With these exceptions, expenses incurred by us while seeking a business combination may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially, $125,000 after the payment of the expenses related to this offering). The net proceeds attributable to the deferred underwriters’ discount (and any accrued interest thereon, net of taxes payable) will be paid to the underwriters and on a pro rata basis to any stockholders exercising their conversion rights upon completion of a business combination on the terms described in this prospectus or on a pro rata basis to our public stockholders upon our liquidation, but will in no event be available to us for use in a business combination.

None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, after the consummation of a business combination, the proceeds from the exercise of the warrants will be paid directly to us and not placed in the trust account.

We may use a portion of the funds not held in the trust account to make a deposit, down payment or fund a “no-shop, standstill” provision with respect to a particular proposed business combination. In the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to pay expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate.

Limited payments to insiders:

There will be no fees or other cash payments paid to our existing stockholders or our officers and directors prior to or in connection with a business combination other than:

•

repayment of a $200,000 loan made to us by PIRAC I, LLC, together with interest thereon at the rate of 4% per annum, out of the proceeds of this offering, which loan was made to fund certain of the expenses associated with this offering;

•

repayment of the loan made by PIRAC I, LLC prior to the closing of the offering in the principal amount of $840,000 bearing simple interest at a rate of 4% per annum, payable from the trust account in monthly payments of amortized principal and interest over the first 18 months after the closing of the offering, provided that, if a business combination is completed prior to the end of such 18-month period, the remaining outstanding balance of such loan will be repaid at the closing of the business combination;

•

payment of  $7,500 per month to Pirate Capital LLC, the parent company to PIRAC I, LLC, for office space and related services; and

•

reimbursement of out-of-pocket expenses incurred by our officers and directors in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations.

Conditions to consummating our initial business combination:

We will not enter into our initial business combination with our initial stockholders, officers or directors or any of their affiliates and will not enter into our initial business combination with any underwriters or selling group members in this offering or any of their affiliates. Our initial business combination must occur with one or more target businesses whose collective fair market value is at least equal to 80% of our net assets (excluding deferred underwriting discounts and commissions of $750,000, or $1,162,500, if the underwriters’ over-allotment option is exercised in full) at the time of such business combination.

Stockholders must approve business combination:

We will seek stockholder approval before we effect our initial business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable law. In connection with the vote required for our initial business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering and the private placement in accordance with the majority of the shares of common stock voted by the public stockholders. Our existing stockholders have also agreed to vote all the shares of our common stock they acquired in the private placement and in this offering or in the aftermarket in favor of a business combination. As a result, our existing stockholders will not have any conversion rights attributable to their shares in the event that a business combination is approved by a majority of our public stockholders.

We will proceed with the initial business combination only if the following two conditions are met:  (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination, and (ii) public stockholders owning less than 20% of the shares sold in this offering vote against the business combination and exercise their conversion rights as described below. Voting against the business combination alone will not result in conversion of a stockholder’s shares for a pro rata share of the trust account. Such stockholder must have also exercised its conversion rights described below. Even if less than 20% of the stockholders exercise their conversion rights, we may be unable to consummate a business combination if such conversion leaves us with funds less than a fair market value at least equal to 80% of our net assets (excluding deferred underwriting discounts and commissions) at the time of such acquisition, which amount is required as a condition to the consummation of our initial business combination. In such event, we may be forced to find additional  financing to consummate such a business combination, consummate a different business combination or dissolve and liquidate.

Conversion rights for stockholders voting to reject a business combination:

Public stockholders who properly exercise their conversion rights and who vote against a business combination which is approved will be entitled to convert their stock into a pro rata share of the trust account, before payment of deferred underwriting discounts and commissions and including any interest earned on their pro rata share, net of income taxes payable on such interest, and net of (x) a portion of the funds held in the trust account necessary to repay principal and interest on the loan of $840,000 made by PIRAC I, LLC, and (y) interest income (less taxes payable on such interest) of up to $1,500,000 (or $1,700,000, if the underwriters’ over-allotment option is exercised in full) on the trust account balance released to us to fund working capital requirements, if the business combination is approved and consummated. Our existing stockholders will not be able to convert their stock, even stock acquired in this offering, the private placement or the aftermarket, into a pro rata share of the trust account under these circumstances. For more information, see the section entitled “Proposed Business—Effecting a Business Combination—Conversion rights.”

Public stockholders who convert their common stock into a pro rata share of the trust account will be paid their conversion price promptly following their proper exercise of conversion rights and will continue to have the right to exercise any warrants they own. The initial conversion price is approximately $9.70 per share. Since this amount is less than the $10.00 per unit price in this offering and may be lower than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights. For more information, see the section entitled “Proposed Business—Effecting a Business Combination—Opportunity for stockholder approval of business combination.”

Dissolution and liquidation if no business combination:

We have agreed with the trustee to promptly adopt a plan of dissolution and liquidation and initiate procedures for our dissolution and liquidation and the distribution of our assets, including the funds held in the trust account, if we do not effect a business combination within 18 months after consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination related thereto has not been consummated within such 18-month period). We cannot provide investors with assurances of a specific time frame for the dissolution and liquidation. Pursuant to our certificate of incorporation, upon the expiration of such time periods, our purpose and powers will be limited to acts and activities relating to dissolving, liquidating and winding up. As required under Delaware law, we will seek stockholder approval for any voluntary plan of dissolution and liquidation. Upon the Company’s receipt of the required approval by our stockholders of our plan of dissolution and liquidation, we will liquidate our assets, including the trust account, and after (i) paying or making reasonable provision to pay all claims and obligations known to the Company; (ii) making such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the Company which is the subject of a pending action, suit or proceeding to which the Company is a party; and (iii) making such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen but that, based on facts known to the Company, are likely to arise or to become known to the Company within ten years after the date of dissolution, distribute the Company’s remaining assets solely to our public stockholders. Our existing stockholders, including all of our officers and directors, have waived their rights to participate in any liquidating distributions occurring upon our failure to complete a business combination with respect to shares of common stock acquired by them prior to this offering, including those shares of common stock included in the insider units purchased in the private placement, and have agreed to vote all of their shares in favor of any such plan of dissolution and liquidation. We estimate that, in the event we liquidate the trust account, a public stockholder will receive approximately $9.70 per share, without taking into account interest earned on the trust account, out of the funds in the trust account. We expect that all costs associated with implementing our plan of dissolution and liquidation, as well as payments to any creditors, will be funded by the proceeds of this offering not held in the trust account and interest released to us of up to $1,500,000 ($1,700,000, if the underwriters’ over-allotment option is exercised in full) for working capital, but if we do not have sufficient funds outside of the trust account for those purposes or to cover our liabilities and obligations, the amount distributed to our public stockholders would be less than $9.70 per share. We estimate that our total costs and expenses for implementing and completing our stockholder-approved plan of dissolution and liquidation will be in the range of $50,000 to $75,000. This amount includes all costs and expenses relating to filing of our dissolution in the State of Delaware, the winding up of our company and the costs of a proxy statement and meeting relating to the approval by our stockholders of our plan of dissolution and liquidation. We believe that there should be sufficient funds available from the proceeds not held in the trust account and interest released to us of up to $1,500,000 ($1,700,000, if the underwriters’ over-allotment option is exercised in full) for working capital, to fund the $50,000 to $75,000 of expenses, although we cannot give you assurances that there will be sufficient funds for such purposes.

In addition, if we seek approval from our stockholders to consummate a business combination in the period within 90 days prior to the expiration of 24 months after the consummation of this offering (assuming that the period in which we need to consummate a business combination has been extended, as provided in our certificate of incorporation), the proxy statement related to such business combination will also seek stockholder approval for our board’s recommended plan of dissolution and liquidation, in the event our stockholders do not approve such business combination. If no proxy statement seeking the approval of our stockholders for a business combination has been filed 30 days prior to the date that is 24 months after the consummation of this offering, our board of directors will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and liquidation and, on such date, file a proxy statement with the Securities and Exchange Commission, or SEC, seeking stockholder approval for such plan.

For more information regarding the dissolution and liquidation procedures and the factors that may impair our ability to distribute our assets, including stockholder approval requirements, or cause distributions to be less than $9.70 per share, please see the sections entitled “Risk Factors—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share liquidation price received by stockholders will be less than $9.70 per share (or $9.71, if the underwriters’ over-allotment option is exercised in full),” “Risk Factors—Under Delaware law, our dissolution requires certain approvals by holders of our outstanding stock, without which we will not be able to dissolve and liquidate and distribute our assets to our public stockholders,” “Risk Factors—Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them,” and “Proposed Business—Dissolution and liquidation if no business combination.”

Escrow of existing stockholders’ initial shares:

On the date of this prospectus, all of our existing stockholders, including all of our officers and directors, will place the shares they owned before the private placement and this offering into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. These shares will be released from escrow on [________], 2009 [three years from the date of this prospectus].

The foregoing restriction is subject to certain limited exceptions. Individuals holding initial shares may transfer shares to family members and trusts for estate planning purposes or, upon death, to an estate or beneficiaries. PIRAC I, LLC may transfer its initial shares only to persons or entities controlling, controlled by, or under common control with, PIRAC. Even if transferred under these circumstances, the initial shares will remain in the escrow account. The shares are releasable from escrow prior to the above date only if, following the initial business combination, we consummate a transaction in which all of the stockholders of the combined entity have the right to exchange their shares of common stock for cash, securities or other property. If we are forced to liquidate, the initial shares will be cancelled.

Although the shares of common stock and warrants included in the insider units sold in the private placement and the incentive warrants will not be placed in escrow, PIRAC I, LLC has contractually agreed that neither it nor any of its designees who may purchase units in the private placement will sell or transfer any of such securities or the shares underlying such warrants until after we have completed a business combination, subject to the same exceptions described above with respect to the escrowed shares.

Determination of offering amount:

We based the size of this offering on our belief as to the capital required to facilitate our combination with one or more viable target businesses with sufficient scale to operate as a stand-alone public entity. We also considered the financial resources of competitors, including other blank check companies with no limitation on the industries in which they may acquire businesses and the amounts such blank check companies were seeking to raise or have raised in recent public offerings. We believe that raising the amount described in this offering will offer us a variety of potential target businesses possessing the scale of operations and developed infrastructure that will allow us to execute a business plan that will leverage our skills and resources. In addition, we also considered the past experiences of our officers and directors in operating businesses, and the size of those businesses. We believe that possessing an equity base equivalent to the net proceeds of this offering will provide us the capital to combine with viable target businesses with established platforms and demonstrated business plans. The determination of the offering price of our units and the valuation accorded to our company is more arbitrary than the pricing of securities for or valuation of operating companies in or related to the financial services industry or other industries.

Risks

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 14 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	June 21, 2006
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital/(deficiency)	$147,750	$96,398,000
Total assets	$223,000	$97,148,000
Total liabilities	$200,000	$1,590,000
Value of common stock which may be converted for cash ($9.70 per share)(2)	$—	$19,240,375
Stockholders’ equity	$23,000	$76,317,625

——————

(1)

The “as adjusted” information gives effect to the sale of the units in this offering and the insider units being sold in the private placement as well as the $840,000 loan to be made to us by our corporate stockholder, PIRAC I, LLC, including the application of the related gross proceeds and the payment of the estimated remaining costs from such transactions (including repayment of a $200,000 loan from PIRAC I, LLC made to fund certain expenses associated with this offering).

(2)

If a business combination is approved and completed, public stockholders who voted against the business combination will be entitled to convert their stock for $9.70 per share (or $9.71 per share if the underwriters’ over-allotment option is exercised in full) plus their pro rata share of any accrued interest earned on the trust account (net of (i) taxes payable on interest earned, (ii) up to $1,500,000 ($1,700,000 if the over-allotment is exercised in full) of interest income released to us to fund our working capital, and (iii) interest income released to us to repay the principal and accrued interest on the $840,000 loan from PIRAC I, LLC). However, the ability of stockholders to receive $9.70 per unit (or $9.71 per unit if the underwriters’ over-allotment option is exercised in full) is subject to any valid claims by our creditors which are not covered by amounts held in the trust account or the indemnities provided by our officers and directors. See “Risk Factors – Risks associated with our business – If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share liquidation price received by stockholders will be less than $9.70 per share (or $9.71, if the underwriters’ over-allotment option is exercised in full)” and “Proposed Business – Effecting a business combination – Dissolution and liquidation if no business combination.”

The working capital excludes $75,250 of costs related to this offering and the insider units being sold in the private placement, which were paid on or prior to June 21, 2006. These deferred offering costs have been recorded as a long-term asset and are reclassified against stockholders’ equity in the “as adjusted” column.

The working capital (as adjusted) and total assets (as adjusted) amounts include the $97,000,000 being held in the trust account, which will be distributed on completion of our initial business combination to:  (i) any public stockholders who exercise their conversion rights; (ii) Maxim Group LLC, in the amount of $750,000 ($862,500, if the underwriters’ over-allotment option is exercised in full); (iii) the underwriters, in the amount of $300,000, if the underwriters’ over-allotment option is exercised in full, in payment of their deferred underwriting discounts and commissions; and (iv) us, in the amount remaining in the trust account following the payment to any public stockholders who exercise their conversion rights and payments to Maxim Group LLC and the underwriters of deferred discounts and commissions. All such proceeds will be distributed from the trust account only upon consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, we have agreed to promptly adopt a plan of dissolution and liquidation and initiate procedures for our dissolution and liquidation and the distribution of our assets, including the funds held in the trust account.

We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning up to 19.99% of the shares sold in this offering vote against the business combination and exercise their conversion rights. If this occurred, we would be required to convert to cash up to 1,999,000 shares of common stock, or 19.99% of the aggregate number of shares of common stock sold in this offering, at an initial per share conversion price of approximately $9.70. The actual per share conversion price will be equal to the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions, and including accrued interest net of income taxes on such interest, after distribution of interest income on the trust account balance to PIRAC I, LLC to repay the $840,000 loan and to us for working capital as described herein, as of two business days prior to the proposed consummation of the business combination, divided by the number of shares of common stock sold in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks associated with our business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination. We cannot assure you as to when, or if, a business combination will occur.

We may not be able to consummate a business combination within the required time frame, in which case, we will be forced to dissolve and liquidate.

We must complete a business combination with one or more operating businesses with a collective fair market value equal to at least 80% of our net assets (excluding deferred underwriting discounts and commissions of $750,000, or $1,162,500, if the underwriters’ over-allotment option is exercised in full) at the time of the acquisition within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or a definitive agreement has been executed within 18 months after the consummation of this offering and the business combination relating thereto has not yet been consummated within such 18-month period). If we fail to complete a business combination within the required time frame, we have agreed with the trustee to promptly initiate procedures to dissolve and liquidate our assets. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. We do not have any specific merger, capital stock exchange, asset acquisition, stock purchase or other business combination transaction under consideration and neither we, nor any representative acting on our behalf, has had any contacts or discussions with any target business regarding such a transaction.

If we are required to dissolve and liquidate before a business combination, our public stockholders will receive less than $10.00 per share upon distribution of the funds held in the trust account and our warrants will expire with no value.

If we are unable to complete a business combination and are required to dissolve and liquidate our assets, the per-share liquidation amount will be less than $10.00 because of the expenses related to this offering, our general and administrative expenses, and the anticipated costs associated with seeking a business combination. Furthermore, the warrants will expire with no value if we dissolve and liquidate before the completion of a business combination.

Under Delaware law, the requirements and restrictions relating to this offering contained in our certificate of incorporation may be amended, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions.

Our certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of a business combination. Specifically, our certificate of incorporation provides, among other things, that:

•

upon consummation of this offering, a portion of the net proceeds from the offering shall be placed into the trust account, together with the proceeds from the private placement and the loan from PIRAC I, LLC, which proceeds may not be disbursed from the trust account except in connection with a business combination, upon our dissolution and liquidation, or as otherwise permitted in the certificate of incorporation;

•

prior to consummating a business combination, we must submit such business combination to our public stockholders for approval;

•

we may consummate the business combination if approved by the holders of a majority of the shares of common stock issued in this offering and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights;

•

if a business combination is approved and consummated, public stockholders who voted against the business combination and who exercise their conversion rights will receive their pro rata share of the trust account;

•

if a business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus, then our corporate purposes and powers will immediately thereupon be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation of our assets (including funds in the trust account), and we will not be able to engage in any other business activities; and

•

we may not consummate any merger, acquisition, asset purchase or similar transaction other than a business combination that meets the conditions specified in the certificate of incorporation, including the requirement that the business combination be with one or more operating businesses whose fair market value, collectively, is at least equal to 80% of our net assets (excluding the deferred underwriting discounts and commissions) at the time of such business combination.

Our certificate of incorporation requires that we obtain consent of holders of 95% of our outstanding common stock to amend certain of the above-described provisions. However, the validity of near unanimous consent provisions under Delaware law has not been settled. A court could conclude that the 95% consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ implicit rights to amend the corporate charter. In that case, some or all of the above-described provisions would be amendable with the consent of less than holders of 95% of our outstanding common stock and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders and we will not take any action to waive or amend any of these provisions.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering, including an audited balance sheet demonstrating net tangible assets in excess of $5,000,000, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances than would normally be permitted under Rule 419. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled “Proposed Business—Comparison to offerings of blank check companies” below.

Under Delaware law, our dissolution requires certain approvals by holders of our outstanding stock, without which we will not be able to dissolve and liquidate and distribute our assets to our public stockholders.

We have agreed with the trustee to promptly adopt a plan of voluntary dissolution and liquidation and initiate procedures for our dissolution and liquidation if we do not effect a business combination within 18 months after consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination related thereto has not been consummated within such 18-month period).

However, pursuant to Delaware law, such dissolution requires certain affirmative votes of stockholders. Specifically, Delaware law requires either (i) the affirmative vote by stockholders then holding a majority of the outstanding common stock of the Company that approves a resolution by the board of directors of the Company to dissolve the Company; or (ii) a written consent by all stockholders in which case no prior action by directors is necessary. The Company contemplates that any such dissolution would be sought by the board of directors’ adopting a resolution to dissolve, followed by a meeting of stockholders. Soliciting the vote of our stockholders will require the preparation of preliminary and definitive proxy statements, which will need to be filed with the SEC and could be subject to its review. This process could take a substantial amount of time ranging from 40 days to several months.

As a result, the distribution of our assets to the public stockholders could be subject to a considerable delay. Furthermore, we may need to postpone the stockholders meeting, resolicit our stockholders or amend our plan of dissolution and liquidation to obtain the required stockholder approval, all of which would further delay the distribution of our assets and result in increased costs. If we are not able to obtain approval from a majority of our stockholders, we will not be able to dissolve and liquidate and we will not be able to distribute funds from our trust account to holders of our common stock sold in this offering and these funds will not be available for any other corporate purpose. In the event we seek stockholder approval for a plan of dissolution and liquidation and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. However, we cannot assure you that our stockholders will approve our dissolution in a timely manner or will ever approve our dissolution. As a result, we cannot provide investors with assurances of a specific timeframe for the dissolution and distribution. If our stockholders do not approve a plan of dissolution and liquidation and the funds remain in the trust account for an indeterminate amount of time, we may be considered to be an investment company. Please see the section entitled “—If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.”

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share liquidation price received by stockholders will be less than $9.70 per share (or $9.71, if the underwriters’ over-allotment option is exercised in full).

Our placing of funds in the trust account may not protect those funds from third party claims against us. Pursuant to Delaware General Corporation Law Sections 280 and 281, upon our dissolution we will be required to pay or make reasonable provision to pay all claims and obligations of the corporation, including all contingent, conditional or unmatured claims. While we intend to pay those amounts from our funds not held in trust, we cannot assure you those funds will be sufficient to cover such claims and obligations. Although we will seek to have all vendors, prospective target businesses or other entities with which we execute valid and enforceable agreements waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements, or even if they execute such agreements that they would be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility and other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account.

In addition, although Thomas R. Hudson Jr., our Chairman and Chief Executive Officer, has agreed to indemnify us for claims by any vendor that is owed money by us for services rendered or products sold to the extent that such claims reduce the amounts in the trust account to be distributed to the public stockholders upon our dissolution and liquidation, this indemnification is limited to claims by vendors that do not execute a valid and enforceable waiver of all rights, title, interest, and claim of any kind in or to the monies held in the trust account. Claims by target businesses or other entities and vendors that execute such agreements would not be indemnified by Mr. Hudson. Based on representations made to us by Mr. Hudson, we currently believe that he is of substantial means and capable of funding a shortfall in our trust account to satisfy his foreseeable indemnification obligations, but we have not asked him to reserve for such an eventuality. The indemnification obligations may be substantially higher than Mr. Hudson currently foresees or expects and/or his financial resources may deteriorate in the future. Hence, we cannot assure you that Mr. Hudson will be able to satisfy those obligations or that the proceeds in the trust account will not be reduced by such claims. Furthermore, creditors or other parties may seek to interfere with the distribution of the trust account pursuant to federal or state creditor, bankruptcy and similar laws, which could delay the actual distribution of such funds or reduce the amount ultimately available for distribution to our public stockholders. If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law and may be included in our bankruptcy estate and subject to claims of third parties with priority over the claims of our public stockholders. It is possible that other actions by creditors or others could also render the trust account subject to claims of third parties. To the extent bankruptcy proceedings or other actions deplete the trust account, we cannot assure you we will be able to return to our public stockholders the liquidation amounts due to them. Accordingly, the actual per share amount distributed from the trust account to our public stockholders could be significantly less than approximately $9.70 (or $9.71, if the underwriters’ over-allotment option is exercised in full), without taking into account interest earned on the trust account (net of taxes payable on such interest), due to claims of creditors. Any claims by creditors could cause additional delays in the distribution of trust funds to the public stockholders beyond the time periods required to comply with Delaware General Corporation Law procedures and federal securities laws and regulations.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

We have agreed with the trustee to promptly adopt a plan of dissolution and liquidation and initiate procedures for our dissolution and liquidation if we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement is executed within 18 months after the consummation of this offering and the business combination relating thereto is not consummated within such 18-month period). Generally, under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If we complied with certain optional procedures set forth in Section 280 of the Delaware General Corporation Law intended to enhance the likelihood dissolving companies have made reasonable provision for all claims and obligations against them, including, among other things, a 60-day notice period during which any third-party claims can be brought against us, a 90-day period during which we may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of a stockholder with respect to claims against the Company would generally be limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder as part of the dissolution, and any liability of the stockholder for such claims and obligations would generally be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after dissolution and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims against the Company to the extent of distributions received by them in a dissolution and any such liability of our stockholders will likely extend beyond the third anniversary of such dissolution. We cannot assure you that third parties will not seek to recover from our public stockholders amounts owed to them by us. For further discussion of the dissolution procedures imposed by the Delaware General Corporation Law, see the section below entitled “Proposed Business—Effecting a business combination—Dissolution and liquidation if no business combination.”

Since we have not currently selected any target business with which to complete a business combination, investors in this offering are unable to currently ascertain the merits or risks of the target business’s operations.

Since we have not yet identified a prospective target business, investors in this offering have no current basis to evaluate the possible merits or risks of the target business’s operations. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of a target business, see the section below entitled “Effecting a business combination—We have not identified a target business.”

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to do so.

Based upon publicly available information, as of June 29, 2006, we have identified 62 blank check companies which have gone public in the United States since August 2003, of which seven have completed a business combination. The remaining 55 blank check companies have more than $3.2 billion in trust and are seeking to complete business combinations. Of these companies, only 20 companies have announced that they have entered into either a definitive agreement or a letter of intent for a business combination but not yet consummated them. Furthermore, we have identified approximately 33 additional offerings for blank check companies in the United States, with approximately $2.6 billion that would be placed in trust, that are still in the registration process but have not completed initial public offerings, and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. While some of the blank check companies must complete their respective business combinations in specific industries, a number of them may consummate their business combinations in any industry they choose. Therefore, we may be subject to competition from these and other companies seeking to consummate a business combination. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time period.

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our certificate of incorporation authorizes the issuance of up to 80,000,000 shares of common stock, par value $.00001 per share, and 1,000,000 shares of preferred stock, par value $.00001 per share. Immediately after the private placement and this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 56,334,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•

may significantly reduce the equity interest of investors in this offering;

•

could cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors; and

•

may adversely affect prevailing market prices for our common stock.

Additionally, the financial services industry is capital intensive, traditionally using substantial amounts of indebtedness to finance acquisitions, capital expenditures and working capital needs. If we finance any acquisitions  through the issuance of debt securities, it could result in:

•

default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•

our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•

our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

The value of your investment in us may decline if any of these events occur.

For a more complete discussion of the possible structure of a business combination, see the section below entitled “Effecting a business combination—Selection of a target business and structuring of a business combination.”

Our existing stockholders, including PIRAC I, LLC and our  officers and directors, control a substantial interest in us and thus may influence certain actions requiring stockholder vote.

Upon consummation of our offering and the private placement, our existing stockholders (including our corporate stockholder, its affiliates and all of our officers and directors) will collectively own approximately 21.40% of our issued and outstanding shares of common stock (assuming the purchase of 200,000 insider units in the private placement), which could permit them to effectively influence the outcome of all matters requiring approval by our stockholders at such time, including the election of directors and approval of significant corporate transactions, following the consummation of our initial business combination. In addition, it is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. Accordingly, our existing stockholders will continue to exert control at least until the consummation of a business combination.

We will be dependent upon interest earned on the trust account to fund our search for a target company and consummation of a business combination.

Of the net proceeds of this offering and the private placement, only $125,000 is estimated to be available to us initially outside the trust account to fund our working capital requirements. We will be dependent upon sufficient interest being earned on the proceeds held in the trust account to provide us with the additional working capital we will need to search for a target company and consummate a business combination and to repay the $840,000 loan to PIRAC I, LLC. While we are entitled to up to a maximum of $1,500,000 for working capital purposes ($1,700,000 if the underwriters’ over-allotment option is exercised in full), if interest rates were to decline substantially, we may not have sufficient funds available to provide us with the working capital necessary to complete a business combination. In such event, we would need to borrow funds from our existing stockholders or others or be forced to liquidate.

Our ability to successfully effect a business combination and to be successful afterward will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination and whom we would have only a limited ability to evaluate. It is also likely that our current officers and directors will resign upon the consummation of a business combination.

Our ability to successfully effect a business combination will be totally dependent upon the efforts of our key personnel. The future role of our key personnel following a business combination, however, cannot presently be fully ascertained. Although we expect several of our management and other key personnel, particularly our chairman of the board and chief executive officer, to remain associated with us following a business combination, it is unlikely that our current management will be able to remain with the combined company after the consummation of a business combination. Thus, we will likely employ other personnel following the business combination. While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company, as well as United States securities laws, which could cause us to have to expend time and resources helping them become familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Neither PIRAC I, LLC nor any of our officers or directors have any previous experience in effecting a business combination through a blank check company which could limit our ability to consummate a business combination.

Neither PIRAC I, LLC nor any of our officers or directors has ever been associated with a blank check company. Accordingly, you may not have sufficient information with which to evaluate the ability of our management team to identify and complete a business combination using the proceeds of this offering. Our management’s lack of experience in operating a blank check company could limit our ability to consummate a business combination and could result in our having to liquidate the trust account.

If we seek to effect a business combination with an entity that is directly or indirectly affiliated with one or more of our existing stockholders (other than our corporate stockholder), conflicts of interest could arise.

Although we have agreed that we will not enter into business combination with Pirate Capital LLC, PIRAC I, LLC or any of their affiliates, our other existing stockholders either currently have or may in the future have affiliations with financial services or other operating companies. If we were to seek a business combination with a target business with which one or more of our existing stockholders is affiliated, conflicts of interest could arise in connection with negotiating the terms of and completing the business combination. If conflicts arise, they may not necessarily be resolved in our favor.

Because all of our officers and directors currently directly or indirectly own shares of our common stock that will not participate in liquidating distributions, they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

All of our officers and directors either directly or indirectly own shares of our common stock. None of these persons will have the right to receive distributions from the funds held in a trust account with respect to shares of our common stock acquired by them prior to the completion of this offering upon our dissolution and liquidation in the event we fail to complete a business combination, and they would lose their entire investment in us were this to occur. Therefore, the personal and financial interests of our officers and directors may influence their motivation in identifying and selecting target businesses and completing a business combination in a timely manner. This may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Our officers and directors may allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors, including acting as executive officers and principals of Pirate Capital LLC and PIRAC I, LLC, our corporate stockholder, and are not obligated to contribute any specific number of hours per week to our affairs. If our executive officers’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. For a complete discussion of the potential conflicts of interest of which you should be aware, see the section below entitled “Management—Conflicts of Interest.”  We cannot assure you that these conflicts will be resolved in our favor.

Our officers, directors and their affiliates currently are, and may in the future become affiliated with, entities engaged in business activities that are similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

All of our officers and directors currently are, and may in the future become affiliated with, additional entities that are engaged in business activities similar to those intended to be conducted by us. In particular, Messrs. Hudson, Klein and Muccia are the Head Portfolio Manager and Managing Member, Senior Fixed Income Portfolio Manager and Senior Investment Analyst, respectively, of Pirate Capital LLC. Due to these existing affiliations, they and our other directors may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us, which could cause additional conflicts of interest. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete discussion of our management’s business affiliations and the potential conflicts of interest that you should be aware of, as well as a business opportunity right of first refusal agreement we will enter into with Pirate Capital LLC and PIRAC I, LLC prior to the closing of this offering, see the section below entitled “Management—Conflicts of Interest.” We cannot assure you that these conflicts will be resolved in our favor.

Our corporate stockholder and our officers and directors own shares of our common stock which will not participate in liquidation distributions and, therefore, they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

Our corporate stockholder and our officers and directors own shares of our common stock which were issued prior to this offering, but have waived their right to receive distributions with respect to all of those shares upon our liquidation upon our failure to complete a business combination. The shares and warrants owned by our corporate stockholder and our officers and directors and their affiliates will be worthless if we do not consummate a business combination. The personal and financial interests of our directors may influence their motivation in identifying and selecting a target business and completing a business combination timely. Consequently, the discretion of our officers and directors who own shares of our common stock that were issued prior to the offering in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Our officers’ and directors’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders’ best interest.

Our officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust fund and the amount of interest income from the trust account, net of income taxes on such interest, of up to a maximum of $1,500,000 ($1,700,000 if the underwriters’ over-allotment is exercised in full) which may be released to us, unless the business combination is consummated. These amounts are based on management’s estimates of the funds needed to fund our operations for the next 24 months and consummate a business combination. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment in connection with the business combination or pay exclusivity or similar fees or if we expend a significant portion in pursuit of an acquisition that is not consummated. The financial interest of our directors and officers could influence their motivation in selecting a target business or negotiating with a target business in connection with a proposed business combination and, thus, there may be a conflict of interest when determining whether a particular business combination is in the public stockholders’ best interest.

It is probable that our initial business combination will be with a single target business, which may cause us to be solely dependent on a single business and a limited number of services.

Our initial business combination must be with a business or businesses with a collective fair market value of at least 80% of our net assets (excluding deferred underwriting discounts and commissions of $750,000, or $1,162,500, if the underwriters’ over-allotment option is exercised in full) at the time of such acquisition. We may not be able to acquire more than one target business because of various factors, including possible complex accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which could include attempting to coordinate the timing of negotiations, proxy statement disclosure and closings with multiple target businesses. In addition, we would also be exposed to the risk that conditions to closings with respect to the acquisition of one or more of the target businesses would not be satisfied bringing the fair market value of the initial business combination below the required fair market value of 80% of our net assets threshold. Accordingly, while it is possible that we may attempt to effect our initial business combination with more than one target business, we are more likely to choose a single target business if deciding between one target business meeting such 80% threshold and comparable multiple target business candidates collectively meeting the 80% threshold. Consequently, it is probable that, unless the purchase price consists substantially of our equity, we will have the ability to complete only the initial business combination with the proceeds of this offering. Accordingly, the prospects for our success may be:

•

solely dependent upon the performance of a single business, or

•

dependent upon the development or market acceptance of a single or limited number of services.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Further, the prospects for our success may be entirely dependent upon the future performance of the initial target business or businesses that we acquire.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do, and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further:

•

our obligation to seek stockholder approval of a business combination may materially delay the consummation of a transaction;

•

our obligation to convert into cash the shares of common stock in certain instances may materially reduce the resources available for a business combination; and

•

our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by certain target businesses.

Any of these obligations may place us at a material competitive disadvantage in successfully negotiating a business combination, particularly against a competitor that does not need stockholder approval. Because of these factors, we may not be able to successfully compete for an attractive business combination, or to effectuate any business combination within the required time periods. If we do not find a suitable target business within such time periods, we will be forced to liquidate.

A significant portion of our working capital could be expended in pursuing acquisitions that are not consummated.

We expect that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. In addition, we may opt to make down payments or pay exclusivity or other fees in connection with structuring and negotiating a business combination. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction, potentially including down payments or exclusivity or similar fees, would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the transaction for any number of reasons, including those beyond our control such as that 20% or more of our public stockholders vote against the transaction and exercise their conversion rights even though a majority of our public stockholders approve the transaction. Any such event will result in a loss to us of the related costs incurred, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. For more information, see the section entitled “Proposed Business—Effecting a Business Combination—We have not identified a target businesses.”

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

As we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds not held in trust (including interest earned on the trust account released to us for working capital and to repay the outstanding loan) in search of a target business, or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business.

The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Risks associated with the financial services industry

We may be subject to significant regulatory requirements in connection with our efforts to consummate a business combination with a financial services firm, which may result in our failure to consummate a business combination within the required time frame and may force us to liquidate.

Acquisitions of financial services companies are often subject to significant regulatory requirements and consents, and we will not be able to consummate a business combination with certain types of financial services companies without complying with applicable laws and regulations and obtaining required governmental or client consents. For example, if we were to attempt to acquire or acquire control of an investment management firm, we would have to obtain consents of the firm’s investment management clients or enter into new contracts with them, and there is no assurance that we would be able to obtain such consents or enter into new contracts. Similarly, if we were to attempt to acquire certain banks, we would be required to obtain the approvals of the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency and/or state banking commissions. If our acquisition target were an insurance company, state insurance commissioners in the states where the insurance company does business would review an acquisition transaction and could prevent it by withholding their consent. The acquisition of a business in other sectors of the financial services industry may require similar approvals or consents.

We may not receive any such required approvals or we may not receive them in a timely manner, including as a result of factors or matters beyond our control. Satisfying any requirements of regulatory agencies may delay the date of our completion of a business combination beyond the required time frame (18 months after the consummation of this offering or 24 months after the consummation of this offering if a letter of intent, agreement in principle or a definitive agreement has been executed within 18 months after the consummation of this offering and the business combination relating thereto has not been consummated within such 18-month period). If we fail to consummate a business combination within the required time frame we may be forced to liquidate.

The financial services industry faces substantial regulatory and litigation risks and conflicts of interest, and, after the consummation of a business combination with a company in the financial services industry, we may face legal liability and reduced revenues and profitability if our services are not regarded as compliant or for other reasons.

The financial services industry is subject to extensive regulation. Many regulators, including U.S. and foreign government agencies and self-regulatory organizations, as well as state securities commissions and attorneys general, are empowered to conduct administrative proceedings and investigations that can result in, among other things, censure, fine, the issuance of cease-and-desist orders, prohibitions against engaging in some lines of business or the suspension or expulsion of a broker-dealer or investment adviser. The requirements imposed by regulators are designed to ensure the integrity of the financial markets and to protect customers and other third parties who deal with financial services firms and are not designed to protect our stockholders. Regulations and investigations may result in limitations on our activities, such as the restrictions imposed on several leading securities firms as part of a settlement these firms reached with federal and state securities regulators and self-regulatory organizations in 2003 to resolve investigations into equity research analysts’ alleged conflicts of interest.

Governmental and self-regulatory organizations, including the SEC, the NASD and national securities exchanges such as the New York Stock Exchange, impose and enforce regulations on financial services companies. U.S. self-regulatory organizations adopt rules, subject to approval by the SEC, that govern aspects of the financial services industry and conduct periodic examinations of the operations of registered broker-dealers and investment advisers. For example, U.S. broker-dealers are subject to rules and regulations that cover all aspects of the securities business, including sales methods and trade practices; use and safekeeping of customer funds and securities; capital structures; recordkeeping; the preparation of research; the extension of credit; and the conduct of officers and employees. The types of regulations to which investment advisers are subject are also extensive and include recordkeeping; fee arrangements; client disclosure; custody of customer assets; and the conduct of officers and employees.

The SEC, the NASD and various regulatory agencies also have stringent rules with respect to the maintenance of specific levels of net capital by securities brokerage firms. Failure to maintain the required net capital may subject a firm to suspension or revocation of registration by the SEC and suspension or expulsion from the NASD and other regulatory bodies, which ultimately could prevent any broker-dealers that we acquire or acquire control of from performing as a broker-dealer. In addition, a change in the net capital rules, the imposition of new rules or any unusually large charge against net capital could limit the operations of broker-dealers, which could harm our business if we were to consummate a business combination with a securities brokerage firm. The regulatory environment in which we will operate is also subject to modifications and further regulations. New laws or regulations or changes in the enforcement of existing laws or regulations applicable to us also may adversely affect our business, and our ability to function in this environment will depend on our ability to constantly monitor and react to these changes. For example, recently the insurance industry has been subject to a significant level of scrutiny by various regulatory bodies, including state attorneys general and insurance departments, concerning certain practices within the insurance industry. These practices include, without limitation, the receipt of contingent commissions by insurance brokers and agents from insurance companies and the extent to which such compensation has been disclosed, bid rigging and related matters. As a result of these and related matters, including actions taken by the New York State Attorney General, there have been a number of proposals to modify various state laws and regulations regarding insurance agents and brokers, including proposals by the National Association of Insurance Commissioners, that could impose additional legal obligations, including disclosure obligations, on us if we were to offer insurance or other financial products.

In recent years, the volume of claims and amount of damages claimed in litigation and regulatory proceedings against financial services firms has been increasing. After our business combination, our engagement agreements or arrangements may include provisions designed to limit our exposure to legal claims relating to our services, but these provisions may not protect us or may not be adhered to in all cases. We also will be subject to claims arising from disputes with employees for alleged discrimination or harassment, among other things. The risk of significant legal liability is often difficult to assess or quantify and its existence and magnitude often remain unknown for substantial periods of time. As a result, we may incur significant legal expenses in defending against litigation. Substantial legal liability or significant regulatory action against us could materially adversely affect our business, financial condition or results of operations or cause significant reputational harm to us, which could seriously harm our business.

Financial services firms are subject to numerous conflicts of interest or perceived conflicts of interest. We will need to adopt various policies, controls and procedures to address or limit actual or perceived conflicts and regularly seek to review and update our policies, controls and procedures. These policies, controls and procedures may result in increased costs, additional operational personnel and increased regulatory risk. Failure to adhere to these policies and procedures may result in regulatory sanctions or client litigation. There have been a number of highly publicized cases involving fraud or other misconduct by employees in the financial services industry in recent years, and we run the risk that employee misconduct could occur. It is not always possible to deter or prevent employee misconduct and the precautions we take to prevent and detect this activity may not be effective in all cases.

After the consummation of a business combination, we will face strong competition from financial services firms, many of whom have the ability to offer clients a wider range of products and services than we may be able to offer, which could lead to pricing pressures that could materially adversely affect our revenue and profitability.

After consummation of a business combination in the financial services industry, we will compete with other firms—both domestic and foreign—in a number of areas, including the quality of our employees, transaction execution, our products and services, innovation, reputation and price. We may fail to attract new business and we may lose clients if, among other reasons, we are not able to compete effectively. We will also face significant competition as the result of a recent trend toward consolidation in this industry. In the past several years, there has been substantial consolidation and convergence among companies in the financial services industry. In particular, a number of large commercial banks, insurance companies and other broad-based financial services firms have established or acquired broker-dealers or have merged with other financial institutions. Many of these firms have the ability to offer a wide range of products such as loans, deposit-taking and insurance, brokerage, investment management and investment banking services, which may enhance their competitive position. They also have the ability to support investment banking with commercial banking, insurance and other financial services revenue in an effort to gain market share, which could result in pricing pressure on other businesses. The passage of the Gramm-Leach-Bliley Act in 1999 reduced barriers to large institutions providing a wide range of financial services products and services. We believe, in light of increasing industry consolidation and the regulatory overhaul of the financial services industry, that competition will continue to increase from providers of financial services products.

Operational risks may disrupt our business, result in regulatory action against us or limit our growth.

Financial services businesses are dependent on communications and information systems, including those of vendors. Any failure or interruption of these systems, whether caused by fire, other natural disaster, power or telecommunications failure, act of terrorism or war or otherwise, could materially adversely affect operating results. After the consummation of a business combination, we will need to continue to make investments in new and enhanced information systems. Interruption or loss of our information processing capabilities or adverse consequences from implementing new or enhanced systems could have a material adverse effect on our business and the price of our common stock and warrants. As our information system providers revise and upgrade their hardware, software and equipment technology, we may encounter difficulties in integrating these new technologies into our business. Additionally, our systems may be subject to infiltration by unauthorized persons. If our systems or facilities were infiltrated and damaged by unauthorized persons, our clients could experience data loss, financial loss and significant business interruption. If that were to occur, it could have a material adverse effect on our business, financial condition and results of operations.

The financial services industry has inherent risks, which may affect our net income and revenues.

The financial services business is, by its nature, subject to numerous and substantial risks, including volatile trading markets and fluctuations in the volume of market activity. Consequently, our net income and revenues are likely to be subject to wide fluctuations, reflecting the effect of many factors, including general economic conditions; securities market conditions; the level and volatility of interest rates and equity prices; competitive conditions; liquidity of global markets; international and regional political conditions; regulatory and legislative developments; monetary and fiscal policy; investor sentiment; availability and cost of capital; technological changes and events; outcome of legal proceedings; changes in currency values; inflation; credit ratings; and the size, volume and timing of transactions. These and other factors could affect the stability and liquidity of securities and future markets, and the ability of issuers, other securities firms and counterparties to perform their obligations.

A reduced volume of securities and future transactions and reduced market liquidity generally results in lower revenues from principal transactions and commissions. Lower price levels for securities may result in a reduced volume of transactions and may also result in losses from declines in the market value of securities held in proprietary trading and underwriting accounts, particularly in volatile or illiquid markets, or in markets influenced by sustained periods of low or negative economic growth, including the risk of losses resulting from the ownership of securities, trading and counterparty failure to meet commitments. In particular, if we consummate a business combination with an investment management firm, our business could be expected to generate lower revenue in a market or general economic downturn. Under a typical arrangement for an investment management business, the investment advisory fees we could receive would be based on the market value of the assets under management. Accordingly, a decline in the prices of securities would be expected to cause our revenue and income to decline by:

•

causing the value of the assets under management to decrease, which would result in lower investment advisory fees;

•

causing negative absolute performance returns for some accounts which have performance-based incentive fees, resulting in a reduction of revenue from such fees; or

•

causing some of our clients to withdraw funds from our investment management business in favor of investments they perceive as offering greater opportunity and lower risk, which also would result in lower investment advisory fees.

Many financial services firms face credit risks which, if not properly managed, could cause revenues and net income to decrease.

Many types of financial services firms, including banks and broker-dealers, lend funds to their customers. Among the risks all lenders face is the risk that some of their borrowers will not repay their loans. The ability of borrowers to repay their obligations may be adversely affected by factors beyond our control, including local and general economic and market conditions. A substantial portion of the loans may be secured by liens on real estate or securities. These same factors may adversely affect the value of real estate and securities as collateral. If we enter into a business combination with a firm that makes loans, we would maintain an allowance for loan losses to reflect the level of losses determined by management to be inherent in the loan portfolio. However, the level of the allowance and the amount of the provisions would only be estimates based on management’s judgment, and actual losses incurred could materially exceed the amount of the allowance or require substantial additional provisions to the allowance, either of which would likely have a material adverse effect on our revenues and net income.

Risks associated with this offering

Our determination of the offering price of our units and of the aggregate amount of proceeds we are raising in this offering was more arbitrary than typically would be the case if we were an operating company rather than an acquisition vehicle.

Prior to this offering, we had no operating history and there was no public market for any of our securities. The public offering price of the units, the terms of the warrants, aggregate proceeds we are raising, and the amount to be placed in a trust account were the products of a negotiation between the underwriters and us. The factors that were considered in making these determinations included:

•

the history and prospects of companies whose principal business is the acquisition of other companies;

•

prior offerings of those companies;

•

our prospects for acquiring an operating business;

•

our capital structure;

•

an assessment of our management team and their experience in identifying acquisition targets and structuring acquisitions; and

•

general conditions of the securities markets at the time of the offering.

Although these factors were considered, the determination of our per unit offering price and aggregate proceeds was more arbitrary than typically would be the case if we were an operating company, as is management’s estimate of the amount needed to fund our operations for the next 24 months as we have no operating history or financial results. In addition, because we have not identified any potential target businesses, management’s assessment of the financial requirements necessary to complete a business combination may prove to be inaccurate, in which case we may not have sufficient funds to complete a business combination and we will be forced to either find additional financing or dissolve and liquidate.

Our existing stockholders paid an aggregate of $25,000, or approximately $.0098 per share, for their founding shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 30% or $2.97 per share (the difference between the pro forma net tangible book value per share of $7.03 and the initial offering price of $10.00 per unit).

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to effect a business combination.

In connection with this offering and the private placement, as part of the units offered pursuant to this prospectus and the private placement, we will be issuing warrants to purchase an aggregate of 10,200,000 shares of common stock. In addition, prior to this offering, we issued 616,000 incentive warrants to our corporate stockholder. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business, as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

If our existing stockholders exercise their registration rights, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

Our existing stockholders are entitled to demand that we register the resale of the 2,550,000 shares of common stock they acquired prior to this offering and the private placement at any time after the date on which their shares are released from escrow, which, except in limited circumstances, will occur upon the expiration of one year after a business combination is completed. Furthermore, they are entitled to demand the registration of the securities underlying the 200,000 insider units they are purchasing in the private placement (including the shares of common stock underlying the warrants in those units), the incentive warrants and the 616,000 shares of common stock underlying the incentive warrants at any time after the completion of a business combination. If our existing stockholders exercise their registration rights with respect to all of their shares of common stock and warrants, then there will be an additional 2,750,000 shares of common stock and 816,000 warrants and/or up to 816,000 shares of common stock issued on exercise of the warrants eligible for trading in the public market. The presence of these additional securities eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

There is currently no market for our securities and a market for our securities may not develop, which could adversely affect the liquidity and price of our securities.

There is no market for our securities. Therefore, stockholders should be aware that they cannot benefit from information about prior market history as to their decisions to invest which means they are at further risk if they invest. In addition, the price of the securities, after the offering, can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports.

We may choose to redeem our outstanding warrants at a time that is disadvantageous to our warrant holders.

We may redeem the warrants issued as a part of the units issued in this offering at any time after the warrants become exercisable in whole and not in part, at a price of $.01 per warrant, upon a minimum of 30 days prior written notice of redemption, if and only if, the last sales price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption. Redemption of the warrants could force the warrant holders (i) to exercise the warrants and pay the exercise price therefor at a time when it may be disadvantageous for the holders to do so, (ii) to sell the warrants at the then current market price when they might otherwise wish to hold the warrants, or (iii) to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants.

Although we are required to use our best efforts to have an effective registration statement covering the issuance of the shares underlying the warrants at the time that our warrant holders exercise their warrants, we cannot guarantee that a registration statement will be effective, in which case our warrant holders may not be able to exercise our warrants.

Holders of our warrants will be able to exercise the warrants only if (i) a current registration statement under the Securities Act of 1933 relating to the shares of our common stock underlying the warrants is then effective and (ii) such shares are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although we have undertaken and intend to use our best efforts to maintain a current registration statement covering the shares underlying the warrants following completion of this offering to the extent required by federal securities laws, we cannot assure that we will be able to do so. The value of the warrants may be greatly reduced if a registration statement covering the shares issuable upon the exercise of the warrants is not kept current or if the securities are not qualified, or exempt from qualification, in the states in which the holders of warrants reside. Holders of warrants who reside in jurisdictions in which the shares underlying the warrants are not qualified and in which there is no exemption will be unable to exercise their warrants and would either have to sell their warrants in the open market or allow them to expire unexercised. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to qualify the underlying securities for sale under all applicable state securities laws.

The American Stock Exchange may delist our securities from quotation on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering. We cannot assure you that our securities will be listed and, if listed, will continue to be listed on the American Stock Exchange in the future prior to a business combination. Additionally, in connection with our business combination, it is likely that the American Stock Exchange may require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•

a limited availability of market quotations for our securities;

•

a determination that our common stock is a “penny stock”, which will require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•

a limited amount of news and analyst coverage for our company;

•

reduced liquidity with respect to our securities; and

•

a decreased ability to issue additional securities or obtain additional financing in the future.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

In order not to be regulated as an investment company under the Investment Company Act of 1940, or the 1940 Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities.”  Our business will be to identify and consummate a business combination and, thereafter, to operate the acquired business or businesses. We will invest the funds in the trust account only in treasury bills issued by the United States having a maturity of 180 days or less or money market funds meeting the criteria under Rule 2a-7 under the 1940 Act until we use them to complete a business combination. By limiting the investment of the funds to these instruments, we believe that we will not be considered an investment company under the 1940 Act. This offering is not intended for persons who are seeking a return on investments in these types of instruments. The trust account and the purchase of government securities for the trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, our dissolution, liquidation and distribution of our assets, including the proceeds held in the trust account, as part of our plan of dissolution and liquidation. If we fail to invest the proceeds as described above or if we cease to be primarily engaged in our business as set forth above (for instance, if our stockholders do not approve a plan of dissolution and liquidation and the funds remain in the trust account for an indeterminable amount of time), we may be considered to be an investment company and, thus, be required to comply with the 1940 Act.

If we are deemed to be an investment company under the 1940 Act, our activities may be restricted, including:

•

restrictions on the nature of our investments; and

•

restrictions on the issuance of securities;

each of which may make it difficult for us to consummate a business combination. We would also become subject to burdensome regulatory requirements, including reporting, record keeping, voting, proxy and disclosure requirements, and the costs of meeting these requirements would reduce the funds we have available outside the trust account to consummate a business combination.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•

ability to complete a combination with one or more target businesses;

•

success in retaining or recruiting, or changes required in, our officers, key employees or directors following a business combination;

•

executive officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving a business combination, as a result of which they would then receive expense reimbursements and their shares of common stock would become eligible for later release from escrow;

•

potential inability to obtain additional financing to complete a business combination;

•

limited pool of prospective target businesses;

•

securities’ ownership being concentrated;

•

potential change in control if we acquire one or more target businesses for stock;

•

risks associated with operating in the financial services industry or other industries;

•

public securities’ limited liquidity and trading, as well as the current lack of a trading market;

•

delisting of our securities from the American Stock Exchange or an inability to have our securities quoted on the American Stock Exchange following a business combination; or

•

use of proceeds not in trust or available to us from interest income, net of income taxes, on the trust account balance, and our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.”  Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws and/or if and when management knows or has a reasonable basis on which to conclude that previously disclosed projections are no longer reasonably attainable.

USE OF PROCEEDS

We estimate that the net proceeds of this offering and the private placement will be as set forth in the following table:

	Without Over- Allotment Option	Over-Allotment Option Exercised

Gross proceeds
Private placement	$2,000,000	$2,000,000
Offering	100,000,000	115,000,000
Total gross proceeds	$102,000,000	$117,000,000
Offering and private placement expenses(1)
Underwriting discount(2)	$4,000,000	$4,300,000
Deferred underwriting compensation(3)	750,000	1,162,500
Underwriting non-accountable expense allowance(4)	1,000,000	1,000,000
Legal fees and expenses (including blue sky services and expenses)	350,000	350,000
Miscellaneous expenses	111,651	111,651
Printing and engraving expenses	75,000	75,000
Accounting fees and expenses	50,000	50,000
American Stock Exchange listing fee	85,000	85,000
SEC registration fee	22,149	22,149
NASD registration fee	21,200	21,200
Total offering and private placement expenses	$6,465,000	$7,177,500
Net proceeds after offering and private placement expenses
Total net proceeds of the offering and private placement	$95,535,000	$109,822,500
Total not held in trust	(125,000)	(125,000)
Total held in trust for our benefit	$95,410,000	$109,697,500
Adjustments
Deferred underwriting discounts and commissions held in trust(3)	$750,000	$1,162,500
Sponsor loan proceeds to be held in trust(5)	840,000	840,000
Total held in trust	$97,000,000	$111,700,000

Use of net proceeds not held in trust ($125,000) and up to $1,500,000 of the interest income earned on the trust account (net of taxes payable) that may be released to us to cover our working capital requirements in the aggregate amount of $1,625,000

Legal, accounting and other expenses attendant to the structuring and negotiation of a business combination and the preparation and filing of the related proxy statement		$455,000
Payment for office space and administrative and support services ($7,500 per month for up to two years)		180,000
Due diligence of prospective target businesses		390,000
Legal and accounting fees relating to SEC reporting obligations		50,000
Working capital to cover miscellaneous expenses(6)		550,000
Total		$1,625,000

——————

(1)

A portion of the offering expenses have been paid from a loan we received from PIRAC I, LLC, as described below. This loan will be repaid upon consummation of this offering out of the proceeds of this offering.

(2)

Represents 4.00% of offering gross proceeds (or 4.00% of offering gross proceeds less $300,000 if the underwriters’ over-allotment is exercised in full).

(3)

Represents $750,000 (or $1,162,500 if the underwriters’ over-allotment is exercised in full) for the amount held in trust of deferred underwriting compensation which will be paid to Maxim Group LLC only upon the consummation of the initial business combination and will not be available for use to acquire an operating business. In the event that a business combination is not consummated within the required time period, these amounts will be included in the liquidating distribution to our public stockholders.

(4)

Represents 1% of gross proceeds (amount capped at 1% of gross proceeds, without regard to additional proceeds upon the exercise of the underwriters’ over-allotment).

(5)

Represents a loan in the principal amount of $840,000 bearing simple interest at a rate of 4% per annum to be made to us by PIRAC I, LLC prior to the closing of the offering, payable from interest earned on the trust account in monthly payments of amortized principal and interest over the first 18 months after the closing of the offering, provided that, if a business combination is completed prior to the end of the 18 month period, the remaining outstanding balance of such loan will be repaid at the closing of the business combination.

(6)

The miscellaneous fees and expenses may include, without limitation, potential deposits, down payments, exclusivity fees, finder’s fees or similar fees or compensation, reserves and costs and expenses associated with our dissolution and liquidation.

We intend to use the proceeds from the sale of the units to acquire one or more operating businesses.

Of the proceeds from this offering, the private placement and the loan from PIRAC I, LLC, $97,000,000 (or $111,700,000, if the underwriters’ over-allotment option is exercised in full), of which $750,000 (or $1,162,500, if the underwriters’ over-allotment option is exercised in full) is attributable to the deferred underwriters’ discounts and commissions, will be placed in a trust account at Deutsche Bank Trust Company Americas, maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except for amounts necessary to pay taxes on the interest earned on the trust account, and interest income released to us, net of income taxes, (i) of up to $1,500,000 ($1,700,000 if the underwriters’ over-allotment is exercised in full) for working capital, and (ii) to repay the $840,000 loan, plus simple interest accruing thereon at 4% per annum, to PIRAC I, LLC, the proceeds will not be released from the trust account until the earlier of the completion of a business combination or our dissolution and liquidation. All amounts held in the trust account that are not converted to cash, released to us to pay taxes on interest earned or as interest income, net of income taxes, for working capital or used to repay the loan to PIRAC I, LLC will be released on closing of our initial business combination with one or more target businesses which have a fair market value of at least 80% of our net assets (excluding deferred underwriting discounts and commissions of $750,000 (or $1,162,500, if the underwriters’ over-allotment option is exercised in full)) at the time of such business combination, subject to a majority of our public stockholders voting in favor of the business combination and less than 20% of the public stockholders voting against the business combination and exercising their conversion rights. Following release from the trust account of interest income to pay income taxes, for working capital and to repay the loan to PIRAC I, LLC, as described above, and after payment of the conversion price to any public stockholders who exercise their conversion rights, the underwriters will receive their deferred underwriting discounts and commissions, and the remaining funds will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs. If the business combination is paid for using stock or debt securities, we may apply the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the acquired business, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination or for working capital.

We have agreed to pay Pirate Capital LLC a monthly fee of $7,500 for general and administrative services, including office space, utilities and secretarial support. We believe that, based on rents and fees for similar services in the Norwalk, Connecticut metropolitan area, the fee charged by Pirate Capital LLC is at least as favorable as we could have obtained from an unaffiliated third party.

We intend to use the excess working capital (approximately $550,000) for premiums for director and officer liability and key-man life insurance and for insurance covering third-party claims against the trust (approximately $125,000), with the balance of $425,000 being held in reserve for other expenses of structuring and negotiating business combinations, and, if necessary, to cover the costs and expenses associated with our dissolution and liquidation (which we estimate will be in the range of $50,000 to $75,000), as well as for reimbursement of any out-of-pocket expenses incurred by our directors and officers in connection with activities on our behalf as described below. We have also reserved approximately $390,000 for reimbursement of expenses incurred in connection with conducting due diligence reviews of prospective target businesses. We expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors and may include engaging market research and valuation firms, as well as other third party consultants. None of our officers or directors will receive any compensation for their due diligence efforts, other than reimbursement of any out-of-pocket expenses they may incur on our behalf while performing due diligence of prospective target businesses. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account of $125,000 and interest income, net of income taxes, of up to $1,500,000 ($1,700,000 if the underwriters’ over-allotment is exercised in full) that may be released to us from the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. In addition, we may opt to make a down payment or pay exclusivity or similar fees in connection with structuring and negotiating a business combination. We have not reserved any specific amounts for such payments or fees, which may have the effect of reducing the available proceeds not deposited in the trust account for payment of our ongoing expenses and reimbursement of out-of-pocket expenses incurred on our behalf.

PIRAC I, LLC has loaned to us the principal sum of $200,000 in order to pay certain of the expenses associated with this offering. We will repay this loan, together with interest at the rate of 4% per annum, out of the proceeds from this offering.

Prior to the consummation of this offering, PIRAC I, LLC will loan $840,000 to us, which will be deposited in the trust account. Such loan bears simple interest at a rate of 4% per annum and will be payable from interest earned on the trust account in monthly payments of amortized principal and interest over the first 18 months after the closing of the offering, provided that, if a business combination is completed prior to the end of the 18 month period, the remaining outstanding balance of such loan will be repaid at the closing of the business combination.

The net proceeds of this offering which are not held in the trust account and not immediately required for the purposes set forth above will be invested only in United States “government securities,” defined as any Treasury Bills issued by the United States having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the 1940 Act, as amended, so that we are not deemed to be an investment company under the 1940 Act. According to the Federal Reserve Statistical Release dated July 3, 2006, referencing historical interest rate data which appears on the Federal Reserve website, U.S. Treasury Bills with four week, three month and six month maturities were yielding, as of the week ending June 30, 2006, 4.62%, 4.89% and 5.08%, respectively. While we cannot assure you the balance of the trust account will be invested to yield these rates, we believe such rates are representative of those we may receive on the balance of the trust account. Interest income, net of income taxes payable on such interest, of up to $1,500,000 ($1,700,000 if the underwriters’ over-allotment is exercised in full) on the trust account balance is releasable to us from the trust account to fund a portion of our working capital requirements. Following consummation of this offering, we believe the funds available to us outside of the trust account of $125,000, together with interest income, net of income taxes on such interest, of up to $1,500,000 ($1,700,000 if the underwriters’ over-allotment is exercised in full) on the balance of the trust account to be released to us for working capital requirements, will be sufficient to allow us to operate for at least the next 24 months, assuming a business combination is not completed during that time.

No compensation of any kind, including finder’s and consulting fees, will be paid to any of our officers, directors or existing stockholders or any of their affiliates, other than the payment of $7,500 per month to Pirate Capital LLC  in connection with the general and administrative services rendered to us prior to or in connection with the business combination and the issuance to PIRAC I, LLC of incentive warrants to purchase up to an aggregate of 616,000 shares of our common stock prior to the private placement. When the incentive warrants become exercisable, the Company will record compensation expense based upon the then fair value of these warrants. However, our officers, directors and existing stockholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as participating in the offering process, identifying potential target businesses and performing due diligence on suitable business combinations. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust fund, as well as any other net proceeds not expended, will be used to finance the operations of the target business, pay principal or interest due on indebtedness incurred in consummating the business combination or for other working capital purposes.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account, net of taxes payable and interest amounts previously released to us and to PIRAC I, LLC from the trust account) only in the event of our dissolution and liquidation upon our failure to complete a business combination within the allotted time or if that public stockholder were to seek to convert such shares to cash by exercising conversion rights in connection with a business combination which the public stockholder voted against and which we actually consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

CAPITALIZATION

The following table sets forth our capitalization at June 21, 2006, and as adjusted to give effect to the sale of our units in this offering and the insider units in the private placement, $840,000 in proceeds from the loan made to us by PIRAC I, LLC and the application of the estimated net proceeds derived from the sale of our units in this offering and the insider units in the private placement:

	June 21, 2006
	Actual	As Adjusted(1)

Notes payable to existing stockholders	$200,000	$840,000
Common stock, $.00001 par value, 0 and 1,999,000 shares which are subject to possible conversion, shares at conversion value(2)	$—	$19,240,375
Stockholders’ equity:
Preferred stock, $.00001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $.00001 par value, 80,000,000 shares authorized; 2,550,000 shares issued and outstanding; 10,851,000 shares issued and outstanding (excluding 1,999,000 shares subject to possible conversion), as adjusted(3)	$26	$108
Additional paid-in capital	$24,974	$76,319,517
Deficit accumulated during the development stage	$(2,000)	$(2,000)
Total stockholders’ equity	$23,000	$76,317,625
Total capitalization	$223,000	$96,398,000

——————

(1)

Does not give effect to the issuance to PIRAC I, LLC of incentive warrants to purchase up to an aggregate of 616,000 shares of our common stock prior to the private placement.

(2)

If we consummate a business combination, the conversion rights afforded to our public stockholders may result in the conversion of up to approximately 19.99% of the aggregate number of shares sold in this offering, or approximately 1,999,000 shares, at a per share conversion price equal to the aggregate amount then on deposit in the trust account of approximately $19,390,300 (approximately $9.70 per share assuming the underwriter’s over-allotment option is not exercised), including deferred underwriting discounts and commissions of $149,925 waived by Maxim Group LLC and the other underwriters related to the shares so converted, plus accrued interest net of any income taxes due on such interest, which shall be paid from the trust account, and net of interest income (net of income taxes) previously released to us (i) for working capital requirements, and (ii) to repay the loan from PIRAC I, LLC.

(3)

Assumes no value is attributed to the warrants included in the units.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering and the private placement constitutes the dilution to investors in this offering and the private placement. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted for cash), by the number of outstanding shares of our common stock.

At June 21, 2006, our net tangible book value was a deficiency of $(52,250), or approximately $(0.02) per share of common stock. After giving effect to the sale of 10,000,000 shares of common stock included in the units to be sold in this offering, the sale of 200,000 shares of common stock included in the insider units to be sold in the private placement, the issuance of 100,000 shares of common stock to be issued to Maxim Group LLC as deferred underwriting compensation and the $840,000 loan from PIRAC I, LLC, and the deduction of underwriting discounts and commissions and estimated expenses of this offering and the private placement, our pro forma net tangible book value (as decreased by the value of 1,999,000 shares of common stock which may be converted to cash) at June 21, 2006 would have been approximately $76,317,625, or $7.03 per share, representing an immediate increase in net tangible book value of $7.05 per share to the existing stockholders and an immediate dilution of $2.99 per share, or approximately 30%, to new investors not exercising their conversion rights. No effect has been given within this dilution presentation for the issuance to PIRAC I, LLC of the incentive warrants to purchase up to an aggregate of 616,000 shares of our common stock.

The following table illustrates the dilution to the new investors on a per share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$10.00
Net tangible book value before this offering	$(0.02)
Increase attributable to new investors	7.05
Pro forma net tangible book value after this offering		7.03
Dilution to new investors		$2.97

Our pro forma net tangible book value after this offering is approximately $19,240,375 less than it otherwise would have been because, if we effect a business combination, the conversion rights of our public stockholders may result in the conversion into cash of up to 19.99% of the aggregate number of the shares sold in this offering at a per share conversion price equal to the aggregate amount then on deposit in the trust account (initially, approximately $9.70 per share, or $9.71 per share, if the underwriters’ over-allotment option is exercised in full), before payment of deferred underwriting discounts and commissions and including accrued interest and net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust account, and net of interest income (net of income taxes) previously released to us (i) for working capital requirements, and (ii) to repay the loan to PIRAC I, LLC, as of two business days prior to the consummation of the proposed business combination, divided by the number of shares sold in this offering.

The following table sets forth information with respect to our existing stockholders prior to and after the private placement and the new investors:

	Shares Purchased(1)		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage

Existing stockholders	2,550,000	19.84%	$25,000	0.02%	$0.01
Private placement investors	200,000	1.56%	$2,000,000	1.96%	$10.00
New investors	10,000,000	77.82%	$100,000,000	98.02%	$10.00
Maxim Group LLC deferred equity compensation	100,000	0.78%	—	0.00%	—
	12,850,000	100.00%	$102,025,000	100.00%

——————

(1)

Does not include the issuance of any shares of our common stock upon the exercise of incentive warrants to purchase up to an aggregate of 616,000 shares of our common stock to be issued to PIRAC I, LLC prior to the private placement.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before the offering and private placement	$(52,250)
Proceeds from this offering and the private placement	95,535,000
Offering costs paid in advance and excluded from the net tangible book value before this offering	75,250
Less: Proceeds held in trust subject to conversion to ($97,000,000 × 19.99%), net of $149,925 which Maxim Group LLC has agreed to forfeit out of its deferred compensation in the event the maximum number of stockholders elects to convert shares to cash	(19,240,375)
$76,317,625
Denominator:
Shares of common stock outstanding prior to the offering and the private placement	2,550,000
Shares of common stock included in the units offered	10,000,000
Shares of common stock included in the insider units sold in the private placement	200,000
Shares of common stock issuable to Maxim Group LLC as deferred equity compensation	100,000
Less: Shares subject to conversion (10,000,000 × 19.99%)	(1,999,000)
10,851,000

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on June 16, 2006, as a blank check company also known as a Business Combination Company™, or BCC™, for the purpose of acquiring through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, one or more operating businesses in the financial services industry or other industries. We do not have any specific merger, capital stock exchange, asset acquisition, stock purchase or other business combination under consideration, and neither we nor any representative acting on our behalf has had any contacts or discussions with any target business with respect to such a transaction. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt in effecting a business combination. The issuance of additional shares of our capital stock:

•

may significantly reduce the equity interest of our stockholders;

•

will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our present officers and directors; and

•

may adversely affect prevailing market prices for our common stock.

Similarly, if we issued debt securities, it could result in:

•

default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•

our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•

our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering, and concurrent private placement, of our equity securities. Following this offering, we will not generate any operating revenues until after completion of a business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. Immediately after the offering, we will begin paying monthly fees of $7,500 per month to Pirate Capital LLC, and monthly amortized payments of principal and interest on the $840,000 loan from PIRAC I, LLC, and expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering and the private placement.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through receipt of $25,000 in stock subscriptions from our initial stockholders and a $200,000 loan from our corporate stockholder, PIRAC I, LLC.

We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $790,000 and underwriting discounts and commissions of approximately $5,750,000 (or $6,462,500, if the underwriters’ over-allotment option is exercised in full), and (ii) the sale of the insider units in a private placement to occur no later than four days prior to the effective date of this offering, will be $2,000,000. Of this amount, including the proceeds of the $840,000 loan from PIRAC I, LLC, $97,000,000 (or $111,700,000, if the underwriters’ over-allotment option is exercised in full), will be held in the trust account, and the remaining $125,000, in either case, will not be held in the trust account. This includes an amount equal to 0.75% of the gross proceeds of this offering, or $750,000 ($1,162,500, if the underwriters’ over-allotment option is exercised in full), that will be held in trust and be used to pay the underwriters a deferred fee upon the consummation of our initial business combination, and will not be available for our use to acquire an operating business. We expect that most of the proceeds held in the trust account will be used as consideration to pay the sellers of a target business or businesses with which we ultimately complete a business combination. We will use substantially all of the net proceeds of this offering not in trust, together with up to $1,500,000 in interest income ($1,700,000 if the underwriters’ over-allotment option is exercised in full), net of income taxes, which may be released to us from the trust account for such purposes, to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business and structuring, negotiating and consummating the business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business, pay principal or interest due on indebtedness incurred in consummating the business combination or for other working capital purposes.

We believe that, upon consummation of this offering and the private placement, the funds available to us outside of the trust account, together with interest income, net of income taxes on such interest, of up to $1,500,000 ($1,700,000 if the underwriters’ over allotment option is exercised in full) on the balance of the trust account which may be released to us for working capital requirements, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate making the following expenditures:

•

approximately $455,000 of expenses for legal, accounting and other expenses attendant to the structuring and negotiation of a business combination;

•

approximately $180,000 of expenses in fees relating to our office space and certain general and administrative services;

•

approximately $390,000 of expenses for the due diligence and investigation of a target business;

•

approximately $50,000 of expenses in legal and accounting fees relating to our SEC reporting obligations; and

•

approximately $550,000 for general working capital that will be used for other expenses, including premiums for director and officer liability and key-man life insurance and insurance covering third-party claims against the trust, other expenses of structuring and negotiating business combinations, costs and expenses associated with a dissolution and liquidation (which we estimate will be in the range of $50,000 to $75,000), if necessary, and reserves.

We do not believe we will need additional financing following this offering in order to meet the expenditures required for operating our business prior to our initial business combination. However, we are relying on interest earned (up to $1,500,000 ($1,700,000 if the underwriters’ over-allotment option is exercised in full)) on the trust account to fund such expenditures and, to the extent that the interest earned is below our expectation, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we will need to obtain additional financing to the extent such financing is required to consummate a business combination or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, in which case we may issue additional securities or incur debt in connection with such business combination. Following a business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

We have agreed to issue Maxim Group LLC, as deferred underwriting compensation, 100,000 shares of our common stock, which will be deposited into escrow and released to Maxim Group LLC only in the event we consummate a business combination. Maxim Group LLC has agreed to forfeit its right to such shares if we fail to consummate a business combination and liquidate. The issuance of these shares will be accounted for as a $1,000,000 charge to the cost of the offering and there will be a credit to capital. Accordingly, there will be no net impact on our financial position or results of operations as a result of this issuance. Maxim has agreed to vote such shares in accordance with the vote of a majority of the shares of common stock issued in this offering.

Related Party Transactions

PIRAC I, LLC  has agreed to purchase from us an aggregate of 200,000 insider units at $10.00 per unit in a private placement that will occur no later than four days prior to the effective date of this offering. The proceeds from the private placement will be added to proceeds from this offering to be held in the trust account pending our completion of a business combination. If we do not complete a business combination that meets the criteria described in this prospectus, then the net proceeds from the private placement will become part of the liquidating distribution to our public stockholders. PIRAC I, LLC , on behalf of itself and any of its designees who may participate in the private placement, has waived its rights to receive distributions upon our liquidation with respect to the shares of common stock included in the insider units. The insider units purchased in the private placement will not be transferable or salable by PIRAC I, LLC and/or its designees until we complete a business combination, except that: (i) PIRAC I, LLC may transfer the insider units to persons or entities that are controlling, controlled by, or under common control with, PIRAC I, LLC, and (ii) any of its designees and directors may transfer insider units to family members and trusts for estate planning purposes or, upon death, to an estate or beneficiaries.

PIRAC I, LLC has loaned to us the principal sum of $200,000 in order to pay certain of the expenses associated with this offering. We will repay this loan, together with interest at the rate of 4% per annum, out of the proceeds from this offering.

No later than four days prior to the effective date of this offering, PIRAC I, LLC will loan $840,000 to us which will be deposited in the trust account. Such loan bears simple interest at a rate of 4% per annum and will be payable from interest earned on the trust account in monthly payments of amortized principal and interest over the first 18 months after the closing of the offering, provided that, if a business combination is completed prior to the end of the 18-month period, the remaining outstanding balance of such loan will be repaid at the closing of the business combination. In the event of our dissolution and liquidation, the outstanding principal balance of this loan and any accrued interest at such time will only be repaid to PIRAC after distributions to our public stockholders of at least $97,000,000 ($111,700,000 if the underwriters’ over-allotment option is exercised in full).

We have agreed to pay Pirate Capital LLC a monthly fee of $7,500 for general and administrative services, including office space, utilities and secretarial support. We believe that, based on rents and fees for similar services in the Norwalk, Connecticut metropolitan area, the fee charged by Pirate Capital LLC is at least as favorable as we could have obtained from an unaffiliated third party.

Controls and Procedures

We do not currently, and are not required to, maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act of 2002. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2007. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal control. We expect that we will assess the internal controls of our target business or businesses preceding the completion of a business combination and will then implement a schedule for implementation and testing of such additional controls as we may determine are required to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of its internal controls. Many small and mid-sized target businesses we consider for a business combination may have internal controls that need improvement in areas, such as:

•

staffing for financial, accounting and external reporting areas, including segregation of duties;

•

reconciliation of accounts;

•

proper recordation of expenses and liabilities in the period to which they relate;

•

proof of internal review and approval of accounting items;

•

documentation of key accounting assumptions, estimates and/or conclusions; and

•

documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financial reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to assess management’s report on internal controls and to render an opinion on such report when required by Section 404. Additional matters concerning a target business’s internal controls may be identified in the future when the assessment and testing is performed.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the 1940 Act. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of June 21, 2006, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus, as we have conducted no operations to date.

PROPOSED BUSINESS

Introduction

We are a blank check company known as a Business Combination Company™ or BCC™. We were organized under the laws of the State of Delaware on June 16, 2006 for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, one or more operating businesses. We intend to focus our efforts on the financial services industry but will not be limited to pursuing acquisition opportunities only within that industry. A typical acquisition target is a company whose performance we believe we can improve by capitalizing upon our management’s and Board of Directors’ over 100 years of aggregate experience in creating value for both public and private companies in the financial services industry as well as other industries. We do not have any specific business combination under consideration or contemplation and we have not contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction. To date, our efforts have been limited to organizational activities as well as other activities related to this offering.

We expect to evaluate acquisition candidates in the United States or internationally that operate within and are affected by the trends in our target industries. While we may consider a business combination with a company in any industry, we intend to focus on industries in which our management team has extensive experience such as financial services. Our universe of potential acquisition targets within the financial services industry will include, but not be limited to:

•

Asset management firms

•

Banks

•

Brokerage firms

•

Asset allocators

•

Investment consultants

•

Specialty finance and leasing companies

•

Financial information and information technology companies and other vendors to the financial services industry

Within the universe of potential targets set forth above, an important focus will be on certain industry subsets, including, but not limited to:

•

Hedge funds

•

Fund of funds

•

Mutual funds

•

Third party marketing firms

•

High net worth managers

•

Retail and institutional securities brokerage firms

•

Real estate investment managers, property managers and brokers

•

Institutional equity and fixed income managers

•

Private bank platforms

•

Financial consulting firms

•

Fund administrators

•

Securities and product rating agencies

We believe these are businesses with large addressable markets that have companies which fit our investment parameters, offer favorable environments to complete one or more business combinations and leverage our experience as a management team. This belief is based upon, among other things, the experience, expertise, and network of professional relationships of our management team and the members of our Board of Directors. We will seek to find a business model that exhibits characteristics that make it an attractive target, such as scalability, high operating margins, low capital requirements, positive cash flow generation, and operating in a fragmented market. The scope of our involvement as a management team after a business combination will depend upon the structure of the business combination we complete, the employment arrangements we negotiate and the skills, experience and willingness of our target business’s management team. Currently it is our expectation that our management team will continue to be actively involved in the business after the completion of a business combination.

In the event that we are unable to find a suitable target within the financial services industry, we may pursue opportunities in other industries. We may consider business combinations with distressed companies in any industry. This may include the opportunity to purchase 100% of control or majority control of an entity, public or private, through the acquisition of such targeted entity’s debt facility with a bank or other claim holder.

Several significant trends are affecting the competitive landscape in the financial services industry, disrupting the traditional industry framework and creating significant investment opportunities. Forces such as structural and regulatory changes, globalization and technology ensure that financial services will continue to be a dynamic marketplace. In addition, an aging population, product specialization and expansion into new markets around the world will continue to drive growth, both of assets and those who manage them. Operating margins within many of these firms continue to experience healthy growth, in part due to the expansion into faster growing geographic markets, outsourcing of administrative functions and productivity increases due to investment in new technology. The following is a summary of some of the more significant trends that have impacted the financial services industry:

Proliferation of Hedge Funds. It is currently estimated that there are over 8,000 hedge funds managing in excess of $1.2 trillion globally. According to Van Hedge Fund Advisers, the assets in hedge funds grew on average 24% annually from 1988 to 1998 and assets under management doubled between 1999 and 2004 to approximately $950 billion from approximately $400 billion. Originally designed to hedge conventional risks in the form of a long/short equity fund, the product has evolved into a vehicle for investing in a large number of different strategies and assets classes. Despite a lack of liquidity and high relative fee structures, the ability to hedge investments, use leverage and migrate across asset classes, continues to attract new investors. Although this industry has experienced rapid growth, it remains small when compared to mutual funds, an industry that Investment Company Institute (“ICI”) estimates had $8.9 trillion under management at U.S. fund companies alone at year end 2005 and $17.8 trillion worldwide. We believe the current outlook for hedge funds remains strong, particularly in light of concerns over rising interest rates, over-valued asset classes and a potential increase in volatility across capital markets.

To date, hedge funds have remained largely private management companies, with an absence of exit opportunities for the owners. We believe there exists an opportunity to use the public equity markets to both access growth capital to rapidly expand the hedge fund business, to incentivize the portfolio managers who manage and run the funds, and to retain key employees. Assuming the typical alternative asset economics associated with hedge funds, we believe such a business model could make a compelling public investment vehicle.

Regulation. Within the financial services industry, expanding regulations and tighter enforcement worldwide continue to raise the cost of compliance and magnify the consequences of non-compliance. The emergence of Sarbanes Oxley, the Global Settlement between regulators and the securities industry as well as the registration requirement for many hedge funds under the Investment Advisers Act of 1940 have combined to be drivers for change within the industry. These regulatory changes have forced firms to look at numerous issues including, the role and independence of research, internal accounting controls, potential conflicts of interest between origination and distribution at investment banks and proprietary trading at brokerage firms. The cost of remaining in compliance and the barriers to entry within financial services has risen and we believe, provides opportunities as smaller firms look to consolidate to gain scale and larger firms look to divest subsidiaries that distract from their core business.

Outsourcing. Outsourcing has altered the economics of growth in financial services and produced a fast growing industry dominated by service and technology providers. Rather than build a broad footprint across all markets and sectors, institutions have begun to outsource more functions and processes, decentralize distribution and sell off more businesses that are not core competencies, in an effort to focus on what they do best. In the asset management industry, technological and administrative service providers such as fund administrators and prime brokers have reduced the amount of capital that needs to be deployed to manage rapid growth and allows asset mangers to concentrate on core activities such as investment selection and asset gathering. As large full service financial firms move away from the old vertically integrated model, new markets for products and services continue to develop.

Consolidation. The asset management field remains a fragmented market, with over 8,000 hedge funds and 7,900 mutual funds as of January 2006 according to ICI. We believe a more onerous regulatory environment, increased marketing expenses and increased potential for economies of scale will continue to drive consolidation. Furthermore, we expect there to be a continued trend involving brokerage firms selling or otherwise divesting their asset management businesses. We expect this trend to continue due to regulatory bodies, which have made it increasingly difficult for firms to market their own proprietary funds, therefore reducing the synergies gained by combining asset management and distribution under one roof. We believe these types of divestitures as well as a need for scale will create additional opportunities for merger activity in the asset management industry.

Technology. Significant technological advances with respect to sourcing, pricing and distribution of information, often in real-time, have provided investment management firms with access to new markets. The emergence of new technology has improved operating efficiency and allowed for more robust risk monitoring and analysis. In addition, the emergence of electronic trading, automated clearing and settling of securities transactions, and enhanced back office software has altered the cost structure within the financial services industry.

Globalization. Corporations across many industries, including financial services, have expanded into international markets for various reasons, including sources for growth, and to satisfy local demand, increase competitiveness and better leverage their product expertise and expense base. Financial service firms have also been compelled by their corporate clients to develop products to manage local currency and interest rate risk as well as access capital to expand internationally. Furthermore, the emergence of rapidly growing economies such as India, Russia and China has been fueled by foreign sources of capital, which have flowed into these countries to fund expansion. As these economies grow and the local capital markets evolve, we believe this will be a significant source of growth for the financial services industry.

Demographics. The aging population, particularly in North America, Europe, Japan and other countries will pose both challenges and opportunities for financial services firms. We believe demand for financial services, particularly wealth planners and asset managers, is poised to grow. According to the U.S. Census, in 2005, the number of “baby boomers”, defined as the generation born between 1946 and 1964, living in the U.S. was estimated to be 77 million people. In addition, according to the U.S. Census bureau, between 2000 and 2020, the 45 - 64 year old age group, is projected to grow 34%, with most of that growth occurring by 2010. We believe this will create an opportunity for asset managers to provide a diverse range of financial products to this group of consumers during these important financial and asset accumulation years, as they prepare for retirement. According to the Federal Reserve Board’s flow of funds report, American households’ and non-profit organizations’ ownership of corporate equities and mutual fund shares has grown to represent 16% of the total assets of these groups as of the end of the fourth quarter 2005, compared to less than 8% two decades earlier. We believe that the considerable wealth accumulated by the baby boom generation will be increasingly directed towards investment vehicles that provide a steady stream of income and assist in estate planning.

Investment Focus

In evaluating a prospective acquisition, candidates will include at least one of the following characteristics:

•

A strong fundamental business with the potential to further grow its products, services, and/or geographic reach;

•

A platform business that may be enhanced by “bolt on” acquisitions that complete the product or service offering to new and existing clients; and

•

A valuable asset within an underperforming business that has the potential to be revalued as a result of its sale to the Company, improved management, access to capital or operational improvements.

We will employ a disciplined approach to sourcing, evaluating, and negotiating with potential target businesses and will focus our efforts on selecting what we believe is the best opportunity or opportunities for a business combination. In evaluating the potential acquisition we will conduct an extensive due diligence process, which will entail meetings with existing management and key personnel, inspection of premises and review of relevant financial and operating data. We will consider, among other factors, the following:

•

results of operations and financial condition

•

capabilities of existing management

•

ability to retain key employees

•

growth potential

•

capital requirements to maintain and grow current business

•

liquidity

•

downside protection

•

competitive position

•

barriers to entry in the industry

•

regulatory environment

•

legacy costs

•

costs associated with effecting the business combination

•

market size

•

potential for cash flow generation

•

relative valuation of comparable companies

Assuming we complete our initial business combination, we may pursue additional business combinations to, among other objectives, drive sales growth, penetrate complementary markets, introduce new products, or broaden our sources of revenue. We expect to draw directly on the experience of management in developing and implementing strategic plans to create value, by offering strategic advice and offering access to long term capital.

We anticipate that our search for potential target businesses will involve making contacts with candidates through members of our management team, Pirate Capital employees and Board of Directors; seeking referrals from our professional network of contacts including consultants, investment bankers and business brokers active in our target industries; and contacting owners of financial services firms that we identify.

Competitive Advantages

We believe that we possess several competitive advantages to source, evaluate and execute business combinations in our target industries. First, we believe that the background, professional histories and experience of our management team and members of our Board of Directors have equipped us not only to provide access to a broad spectrum of investment opportunities but also to improve upon the operational and financial performance of our target business. Second, based on our history working within in the target industries and our network of contacts, both professional and personal, we believe that we will have access to deal flow for an initial business combination. Third, we believe our strong relationship with Pirate Capital will provide access to its corporate infrastructure and highly knowledgeable workforce and will serve as an additional source of target opportunities.

•

Experienced Management Team. Our management team and members of our Board of Directors have extensive contacts that we can access for referral of potential investment candidates. These contacts and sources include executives employed with, and consultants engaged by, public and private businesses in our target industries, and consultants, investment bankers, attorneys, and accountants, among others, with knowledge of these industries. Further background on our executive officers, Special Advisors, and members of our Board of Directors is included in this prospectus under “Management—Directors and Executive Officers, Independent Director and Special Advisor.”

•

Strong Strategic Relationships. We have a strategic relationship with Pirate Capital, an SEC registered investment advisor to value-based, event-driven hedge funds with approximately $1.8 billion of assets under management. Pirate Capital has grown assets under management from $2 million in 2002 to $1.8 billion four years later, through a combination of performance and the effective use of targeted marketing. Our strategic relationship with Pirate Capital will allow the Company access to the firm’s extensive infrastructure including legal, financial and administrative support, investment team expertise and network of contacts to assist in sourcing and evaluating potential acquisitions. As operators of a large, rapidly growing investment firm, we believe Pirate Capital can bring a unique perspective to companies within our target businesses.

Management

Thomas R. Hudson Jr. has been our Chairman of our Board of Directors and Chief Executive Officer since our inception. Mr. Hudson is the Head Portfolio Manager and Managing Member of Pirate Capital LLC, which he founded in May 2002. Mr. Hudson started Pirate Capital with $2 million and has grown the assets under management to $1.8 billion over the last four years. Assets are currently deployed in four funds with investments in approximately 55 different positions. Since inception, the Pirate funds have invested in approximately 226 companies in 40 different industries. From September 1999 to February 2001, Mr. Hudson served as a Managing Director at Amroc Investments, LLC, where he directed all distressed research and managed the bank loan trading desk. From 1997 to 1999, he served as a Vice President and Portfolio Manager at Goldman, Sachs & Co., responsible for investing and trading a $500 million portfolio of distressed domestic and international private assets. From 1993 to 1997, he served as a Vice President and Portfolio Manager at Merrill, Lynch, Pierce, Fenner & Smith Incorporated, and was responsible for investing and trading a $200 million portfolio of distressed domestic private assets. Mr. Hudson also served as Chairman of the Loan Syndications and Trading Association’s Distressed Debt Committee from 1996 to 1999. Currently Mr. Hudson serves as the Lead Independent Director for Cornell Companies, Inc. and sits on the board of PW Eagle, Inc. as well as the Centurion Foundation and the Norwalk YMCA. Mr. Hudson earned a B.S. in 1988 from Babson College in Babson Park, Massachusetts, majoring in Entrepreneurial Studies. He also earned an M.B.A. in 1993 from the Tuck School at Dartmouth College in Hanover, New Hampshire.

Carlton Klein has been our President and a member of our Board of Directors since our inception. Mr. Klein has been the senior fixed income Portfolio Manager for Pirate Capital LLC since May 2005. From February 2005 through May 2005, Mr. Klein served as a Managing Director and Chief Risk Officer at Citigroup Alternative Investments, where he was responsible for risk management of $90 billion in proprietary and third party assets invested in hedge funds, venture capital, real estate, managed futures, and structured loan products. From 1994 through January 2005, he was a Managing Director and Portfolio Manager at Citigroup/Citibank, N.A., responsible for actively managing a $200 million portfolio of secured and unsecured debt of troubled companies. From 1989 to 1994, he was a Vice President at Citibank, completing eight restructurings as agent and workout specialist for bank syndicates in several industries during which time he served as Chairman of one portfolio company, Haydon Corp. for seven years and President of WKEF Corp for two years. From 1985 to 1988, he was a Vice President of Private Placements at General Electric Investment Corp. where he was responsible for a private placement and venture capital portfolio, of approximately $400 million and served on the board of directors of several private companies. From 1982 to 1985, he was a Vice President at Fleet Venture Resources completing eight early stage and leveraged buyout investments in multiple industries. From 1978 to 1981, Mr. Klein was with the General Electric Company in manufacturing and strategic planning. Mr. Klein earned a B.S. in 1978 from Worcester Polytechnic Institute in Worcester, Massachusetts, majoring in Management Engineering. He earned an M.B.A. in 1982 from Harvard Business School in Boston, Massachusetts.

David C. Muccia has been the Company’s Executive Vice President and a member of our Board of Directors since our inception. Mr. Muccia has been a Senior Investment Analyst for Pirate Capital LLC since February 2006. From January 2004 to January 2006, Mr. Muccia was the Senior Analyst for the Convertible Arbitrage Fund at FrontPoint Partners, a multi-strategy hedge fund with over $6 billion under management in various different strategies. He was responsible for analyzing credit exposure on 70-80 portfolio positions, as well as conducting equity analysis to adjust hedges on arbitrage positions. In addition, he was responsible for finding and recommending special situation investments, including distressed debt, operational restructurings and recapitalizations. From 1999 to May 2003, Mr. Muccia worked at FleetBoston Financial in two capacities, first as a Senior Associate in the High Yield Investment Banking Group and second as a High Yield Research Analyst covering restaurants and supermarkets. Within Fleet’s Investment Banking Group, Mr. Muccia worked for an internal principal investment fund, Mainsail Capital, focused on mezzanine debt investments in leveraged buyouts. In addition, he participated in several public placements of high yield debt, as well as bank and bond debt restructurings. In January 2002, Mr. Muccia moved over to high yield research, becoming Fleet’s restaurant and supermarket analyst, where he made investment recommendations and published on companies within each industry. Mr. Muccia earned a B.S. in 1994 from Georgetown University’s School of Foreign Service, majoring in

Political Science. He earned an M.B.A. in 1999 from the F.W. Olin School of Business, Babson College, with a concentration in Finance.

Independent Director

Todd Goodwin has been a member of our Board of Directors since June 2006. Mr. Goodwin retired in 2002 as a Partner of Gibbons, Goodwin, van Amerongen (“GGvA”), having spent 18 years with the investment banking firm. During Mr. Goodwin’s tenure, GGvA organized management buyouts and purchased businesses with a total value of approximately $7 billion. Mr. Goodwin previously served as a Managing Director of Merrill, Lynch, Pierce, Fenner & Smith Incorporated, in the investment banking group. Mr. Goodwin has served as a director on the boards of several companies, including Southwest Forest Industries, RT French Company, Rival Company, Specialty Equipment, Horace Mann Education Corporation, Robert Half International, Riverwood International, Johns Manville Corporation, Ladish Company, EKCO Housewares, Merrill Lynch Institutional Fund, Southampton Hospital and the Peconic Health Corporation. He is currently a director of Cornell Companies, Schult Homes, and PW Eagle. Mr. Goodwin is currently a Trustee of the Madison Square Boys & Girls Club. Mr. Goodwin received his B.A. from Harvard College.

Special Advisor

William E. Redmond has been President and CEO of Gentek Inc. (NasdaqNM:GETI) since May 2005 and a member of its board of directors since November 2003. Since May 2005, Mr. Redmond has served as Chairman and a Director of Maxim Crane Works (OTCPK:MXMC), and as a Chairman and a Director of Citation Corporation. Mr. Redmond is a recognized turnaround and restructuring specialist, having participated in $1.2 billion of corporate reorganizations, as either a board member or senior officer at Gentek Inc., Garden Way (where he also served at CEO), World Kitchen Incorporated, USA Mobility/Arch Wireless, Malden Mills and Tokheim Incorporated. Throughout his career, he has been involved in or overseen $450 million of asset sales, $500 million of acquisitions and corporate integrations and has chaired multiple critical board committees including compensation and audit committees as well as serving as chairman of multiple boards of directors. From 1994 to 1996, Mr. Redmond was Vice President of Field Operations at Quaker Oats. From 1984 to 1994, Mr. Redmond worked at the Pepsi-Cola Company, finishing his employment with the company as Vice President and General Manager of the company’s California Business Unit, overseeing a $730 million annual business and 4,000 employees. We expect that Mr. Redmond will join our Board of Directors as soon as he is available to serve based on his current commitments.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect business combinations with more than one target business, it is likely that we will have the ability to initially complete only a single business combination, although this may entail the simultaneous acquisitions of several operating businesses at the same time.

We have not identified a target business

To date, we have not selected any target business with which to seek a business combination. None of our officers, directors, promoters or other affiliates is currently engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination with us nor have we, nor any of our agents of affiliates, been approached by any candidates (or representative of any candidates) with respect to a possible business combination with our company. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate. We have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses. Finally, we note that there has been no diligence, discussions, negotiations and/or other similar activities undertaken, directly or indirectly, by us, our affiliates or representatives, or by any third party, with respect to a business combination transaction with us.

Subject to the limitation that a target business have a fair market value of at least 80% of our net assets (excluding deferred underwriters’ discounts and commissions being held in the trust account) at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial and financial services community who will become aware that we are seeking a business combination partner via public relations and marketing efforts, direct contact by management or other similar efforts, who may present solicited or unsolicited proposals. Any finder or broker would only be paid a fee upon the consummation of a business combination. The fee to be paid to such persons would be a percentage of the fair market value of the transaction with the percentage to be determined in an arms-length negotiation between the finder or broker and us based on market conditions at the time we enter into an agreement with such finder or broker. While we do not presently anticipate engaging the services of professional firms that specialize in acquisitions on any formal basis, we may decide to engage such firms in the future or we may be approached on an unsolicited basis, in which event their compensation (which would be equal to a percentage of the fair market value of the transaction as agreed upon at the time of such engagement or agreement with a party that brings us an unsolicited proposal, as the case may be) may be paid from the offering proceeds not held in trust. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts. While our officers and directors make no commitment as to the amount of time they will spend trying to identify or investigate potential target businesses, they believe that the various relationships they have developed over their careers together with their direct inquiry, will generate a number of potential target businesses that will warrant further investigation. In no event will we pay any of our existing officers, directors or stockholders or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination. In addition, none of our officers, directors or existing stockholders will receive any finder’s fee, consulting fees or any similar fees from any person or entity in connection with any business combination involving us other than any compensation or fees that may be received for any services provided following such business combination.

Selection of a target business and structuring of a business combination

Subject to the requirement that our initial business combination must be with a target business or businesses with a collective fair market value that is at least 80% of our net assets (excluding deferred underwriters’ discounts and commissions being held in the trust account) at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not conducted any specific research on any industry to date, nor have we conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates or the likelihood or probability of success of any proposed business combination. Since we have not yet analyzed the businesses available for acquisition and have not identified a target business, we have not established any specific attributes or criteria (financial or otherwise) for the evaluation of prospective target businesses. In evaluating a prospective target business, our management will conduct the necessary business, legal and accounting due diligence on such target business and will consider, among other factors, the following:

•

earnings and growth potential;

•

experience and skill of management and availability of additional personnel;

•

capital requirements;

•

competitive position;

•

financial condition and results of operations;

•

barriers to entry into the industry;

•

breadth of services offered;

•

degree of current or potential market acceptance of the services;

•

regulatory environment; and

•

costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management, where applicable, and inspection of facilities, as well as review of financial and other information which will be made available to us.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. However, we will not pay any finder’s or consulting fees to our existing stockholders or any of their respective affiliates for services rendered to or in connection with a business combination.

Fair market value of target business

The initial target business or businesses that we acquire must have a collective fair market value equal to at least 80% of our net assets (excluding deferred underwriters’ discounts and commissions being held in the trust account) at the time of such acquisition. In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value.

If our board is not able to independently determine that the target business has a sufficient fair market value (for example, if the financial analysis is too complicated for our board of directors to perform on its own), we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. If we do obtain the opinion of an investment banking firm, a summary of the opinion will be contained in the proxy statement that will be mailed to stockholders in connection with obtaining approval of the business combination, and the investment banking firm will consent to the inclusion of their report in our proxy statement. In addition, information about how stockholders will be able to obtain a copy of the opinion from us will be contained in the proxy statement. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business has sufficient fair market value.

Possible lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is likely that we will have the ability to effect only one, or perhaps, two business combinations, although this may entail simultaneous acquisitions of several entities at the same time. We may not be able to acquire more than one target business because of various factors, including possible complex domestic or international accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which could include attempting to coordinate the timing of negotiations, proxy statement disclosure and other legal issues and closings with multiple target businesses. In addition, we would also be exposed to the risks that conditions to closings with respect to the acquisition of one or more of the target businesses would not be satisfied bringing the fair market value of the initial business combination below the required fair market value of 80% of net assets threshold. Additionally, if our business combination involves the simultaneous acquisitions of several entities at the same time, we would need to convince the sellers of such entities to agree that the purchase of their entities is contingent upon the simultaneous closings of the other acquisitions. Accordingly, for an indefinite period of time, the prospects for our future viability may be entirely dependent upon the future performance of a single business.

Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•

subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination; and

•

result in our dependency upon the development or market acceptance of a single or limited number of products or services.

Limited ability to evaluate the target business’s management

Although we expect certain of our management to remain associated with us following a business combination, it is likely that the management of the target business at the time of the business combination will remain in place, and we may employ other personnel following the business combination. Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’s management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty. Moreover, our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate and agree to mutually acceptable employment terms in connection with any such combination, which terms would be disclosed to stockholders in any proxy statement relating to such transaction. While it is possible that one or more of our directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of business combination

Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the target business.

In connection with the vote required for our initial business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering and the private placement in accordance with the majority of the shares of common stock voted by the public stockholders. Our existing stockholders have agreed to vote all the shares of our common stock acquired in the private placement, in this offering or in the aftermarket in favor of a business combination. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering vote against the business combination and exercise their conversion rights.

Conversion rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. The actual per-share conversion price will be equal to the aggregate amount then on deposit in the trust account including accrued interest, net of any income taxes on such interest and net of interest income (less income taxes on such interest) released to us as described in this prospectus for working capital and to repay the loan made to us by PIRAC I, LLC, which shall be paid from the trust account (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. The initial per share conversion price would be approximately $9.70 ($9.71, if the underwriters’ over-allotment option is exercised in full), or $0.30 ($0.29 if the underwriters’ over-allotment option is exercised in full) less than the per unit offering price of $10.00. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. If a stockholder votes against the business combination but fails to properly exercise its conversion rights, such stockholder will not have its shares of common stock converted to its pro rata distribution of the trust account. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account will still have the right to exercise the warrants that they received as part of the units. We will not complete our proposed initial business combination if public stockholders owning 20% or more of the shares sold in this offering exercise their conversion rights.

As the initial conversion price of approximately $9.70 per share (or $9.71, if the underwriters’ over-allotment option is exercised in full) is lower than the $10.00 per unit offering price and may be less than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

Dissolution and liquidation if no business combination

We have agreed with the trustee to promptly adopt a plan of dissolution and liquidation and initiate procedures for our dissolution and liquidation if we do not effect a business combination within 18 months after consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination related thereto has not been consummated within such 18-month period). The plan of dissolution will provide that we liquidate all of our assets, including the trust account, and after reserving amounts sufficient to cover claims and obligations of the Company and the costs of dissolution and liquidation, distribute those assets solely to our public stockholders. As discussed below, the plan of dissolution and liquidation will be subject to stockholder approval.

Upon the approval by our stockholders of our plan of dissolution and liquidation, we will liquidate our assets, including the trust account, and after reserving amounts sufficient to cover claims and obligations of the Company and the costs of dissolution and liquidation, distribute those assets solely to our public stockholders. Our existing stockholders, including all of our officers and directors, have waived their rights to participate in any liquidating distributions occurring upon our failure to consummate a business combination with respect to those shares of common stock acquired by them prior to completion of this offering, including the shares of common stock included in the insider units purchased in the private placement, and have agreed to vote all of their shares in favor of any such plan of dissolution and liquidation. We estimate that, in the event we liquidate the trust account, our public stockholders will receive approximately $9.70 per share (or $9.71 per share, if the underwriters’ over-allotment option is exercised in full), without taking into account interest earned on the trust account (net of taxes payable on such interest). We expect that all costs associated with implementing a plan of dissolution and liquidation as well as payments to any creditors will be funded by the proceeds of this offering not held in the trust account and the interest on amounts held in the trust account (net of taxes) released to us as described elsewhere in this prospectus, although we cannot assure you that those funds will be sufficient funds for such purposes. If we do not have sufficient funds for those purposes, the amount distributed to our public stockholders would be less than $9.70 per share (or $9.71 per share, if the underwriters’ over-allotment option is exercised in full), without taking into account interest earned in the trust account (net of taxes payable thereon).

To mitigate the risk of the amounts in the trust account being reduced by the claims of creditors:

•

Prior to completion of a business combination, we will seek to have all vendors, prospective target businesses and other entities, which we refer to as potential contracted parties or a potential contracted party, execute valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. In the event that a potential contracted party were to refuse to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. Examples of instances where we may engage a third party that has refused to execute a waiver would be the engagement of a third party consultant whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or a situation in which management does not believe it would be able to find a provider of required services similar in talent willing to provide the waiver.

•

If we enter into an agreement with a potential contracted party that refuses to execute a valid and enforceable waiver, then Thomas R. Hudson Jr., our Chairman and Chief Executive Officer, will be personally liable to cover the potential claims made by such party but only if, and to the extent that, the claims otherwise would reduce the trust account proceeds payable to our public stockholders in the event of a dissolution and liquidation  below $9.70 per share ($9.71 if the underwriters’ over-allotment option is exercised in full) and the claims were made by that party for services rendered or products sold to us. Mr. Hudson will not be personally liable to cover any claims made by target businesses.

There is no guarantee that vendors, prospective target businesses, or other entities will execute such agreements, or even if they execute such agreements that they would be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility and other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. In addition, the indemnification provided by Mr. Hudson is limited to claims by vendors that do not execute such valid and enforceable agreements. Claims by target businesses or other entities and vendors that execute such valid and enforceable agreements would not be indemnified by Mr. Hudson. Based on representations made to us by Mr. Hudson, we currently believe he is of substantial means and capable of funding a shortfall in our trust account to satisfy his foreseeable indemnification obligations, but we have not asked him to reserve for such an eventuality. Despite our belief, we cannot assure you that Mr. Hudson will be able to satisfy those obligations. The indemnification obligations may be substantially higher than Mr. Hudson currently foresees or expects and/or his financial resources may deteriorate in the future. As a result, the steps outlined above may not effectively mitigate the risk of creditors’ claims reducing the amounts in the trust account.

Furthermore, creditors or other parties may seek to interfere with the distribution of the trust account pursuant to federal or state creditor, bankruptcy and similar laws which could delay the actual distribution of such funds or reduce the amount ultimately available for distribution to our public stockholders. If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to claims of third parties with priority over the claims of our public stockholders. It is possible that other actions by creditors or others could also render the trust account subject to claims of third parties. To the extent bankruptcy proceedings or other actions deplete the trust account, we cannot assure you we will be able to return to our public stockholders the liquidation amounts they might otherwise receive.

As required under Delaware law, we will seek stockholder approval for any voluntary plan of dissolution and liquidation. We currently believe that any plan of dissolution and liquidation subsequent to the expiration of the 18 and 24 month deadlines would proceed in approximately the following manner (subject to our agreement to take earlier action as described below):

•

our board will, consistent with its obligations described in our certificate of incorporation to dissolve, prior to the passing of such deadline, convene and adopt a specific plan of dissolution and liquidation, which it will then vote to recommend to our stockholders; at such time we will also prepare a preliminary proxy statement setting out such plan of dissolution and liquidation as well as the board’s recommendation of such plan;

•

upon such deadline (or earlier as described below), we would file our preliminary proxy statement with the SEC;

•

if the SEC does not review the preliminary proxy statement, then, 10 days following the filing date, we will file a definitive proxy statement with the SEC and will mail the definitive proxy statement to our stockholders, and 30 days following the mailing, we will convene a meeting of our stockholders, at which they will either approve or reject our plan of dissolution and liquidation; and

•

if the SEC does review the preliminary proxy statement, we currently estimate that we will receive their comments approximately 30 days following the filing of the preliminary proxy statement. We will mail a definitive proxy statement to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and we will convene a meeting of our stockholders as soon as permitted thereafter.

In addition, if we seek approval from our stockholders to consummate a business combination within 90 days of the expiration of 24 months after the consummation of this offering (assuming that the period in which we need to consummate a business combination has been extended, as provided in our certificate of incorporation), the proxy statement related to such business combination will also seek stockholder approval for our board’s recommended plan of dissolution and liquidation, in the event our stockholders do not approve such business combination. If no proxy statement seeking the approval of our stockholders for a business combination has been filed 30 days prior to the date that is 24 months after the consummation of this offering, our board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and liquidation and, on such date, file a proxy statement with the SEC seeking stockholder approval for such plan.

In the event that we seek stockholder approval for a plan of dissolution and liquidation and do not obtain such approval, we will nonetheless continue to take all reasonable actions to obtain stockholder approval for our dissolution. Pursuant to the terms of our certificate of incorporation, our purpose and powers following the expiration of the permitted time periods for consummating a business combination will automatically be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. Following the expiration of such time periods, the funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account, and the funds will not be available for any other corporate purpose. Our existing stockholders have agreed to vote all the shares of common stock held by them in favor of the dissolution. We cannot assure you that our stockholders will approve our dissolution in a timely manner or will ever approve our dissolution. As a result, we cannot provide investors with assurances of a specific time frame for our dissolution and liquidation. Please see the section entitled “Risk Factors—Under Delaware law, our dissolution requires certain approvals by holders of our outstanding stock, without which we will not be able to dissolve and liquidate and distribute our assets to our public stockholders.”

We expect that our total costs and expenses associated with the implementing and completing our stockholder-approved plan of dissolution and liquidation will be in the range of $50,000 to $75,000. This amount includes all costs and expenses related to filing our dissolution in the State of Delaware, the winding up of our company and the costs of a proxy statement and meeting relating to the approval by our stockholders of our plan of dissolution and liquidation. We believe that there should be sufficient funds available from the proceeds not held in the trust account to fund the $50,000 to $75,000 of expenses, although we cannot give you assurances that there will be sufficient funds for such purposes.

Generally, under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If we complied with certain optional procedures set forth in Section 280 of the Delaware General Corporation Law intended to enhance the likelihood dissolving companies have made reasonable provision for all claims and obligations against them, including, inter alia, a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of a stockholder with respect to claims against the Company would generally be limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder as part of the dissolution, and any liability of the stockholder for such claims and obligations would generally be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our public stockholders as soon as reasonably possible after dissolution and, therefore, we do not intend to comply with those procedures. As such, our public stockholders could potentially be liable for any claims against the Company to the extent of distributions received by them in a dissolution and any such liability of our public stockholders will likely extend beyond the third anniversary of such dissolution. Because we will not be complying with Section 280, we will seek stockholder approval to comply with Section 281(b) of the Delaware General Corporation Law, requiring us to adopt a plan of dissolution that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims, and (iii) all claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or potential target businesses. As described above, we intend to have all vendors and prospective target businesses execute valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result, we believe the claims that could be made against us are significantly reduced and the likelihood that any claim that would result in any liability extending to the trust is limited.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors, which may limit our ability to compete in acquiring certain sizable target businesses. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further:

•

our obligation to seek stockholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the completion of a transaction;

•

our obligation to convert shares of common stock held by our public stockholders into cash in certain instances may reduce the resources available to effect a business combination;

•

our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and

•

the requirement to acquire an operating business that has a fair market value equal to at least 80% of our net assets (excluding deferred underwriting discounts and commissions) at the time of the acquisition could require us to acquire several companies or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that to the extent that our target business is a privately held entity, our status as a well-financed public entity may give us a competitive advantage over entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We do not own any real estate or other physical property. Our headquarters are located at 200 Connecticut Avenue, 4th Floor, Norwalk, Connecticut 06854. The cost of this space is included in the monthly fee of $7,500 that Pirate Capital LLC will charge us for rent and general and administrative services pursuant to a letter agreement between us and Pirate Capital LLC. We believe that our office facilities are suitable and adequate for our business as it is presently conducted.

Employees

We have three officers, all of whom are also members of our board of directors. These individuals are not obligated to contribute any specific number of hours per week and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on the availability of suitable target businesses to investigate. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Financial Information

We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have reporting obligations, including the requirement that we file annual reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent accountants.

We will not acquire a target business if audited financial statements based on United States generally accepted accounting principles cannot be obtained for such target business. Our management will provide stockholders with such financial information as part of the proxy solicitation materials sent to stockholders to assist them in assessing each specific target business we seek to acquire. Our management believes that the requirement of having available financial information for the target business may limit the pool of potential target businesses available for acquisition.

We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2007. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering (and assuming the underwriters’ over-allotment option is not exercised). None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds

$97,000,000 comprised of a portion of the proceeds of this offering and the private placement, $750,000 in deferred underwriting discounts and commissions, and the proceeds of an $840,000 loan from our corporate stockholder, PIRAC I, LLC, will be deposited into a trust account at Deutsche Bank Trust Company Americas maintained by Continental Stock Transfer & Trust Company.

$84,825,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

The $97,000,000 held in trust will only be invested in U.S. “government securities,” defined as any Treasury Bill issued by the United States having a maturity of one hundred and eighty days or less or money market funds meeting certain criteria.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the 1940 Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target business

The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets (excluding deferred underwriting discounts of $750,000) at the time of such acquisition.

We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

Trading of securities issued

The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants included in the units will begin separate trading on the 90th day after the date of this prospectus, unless Maxim Group LLC determines that an earlier date is acceptable. In no event will separate trading of the common stock and warrants occur until we have filed an audited balance sheet reflecting our receipt of the proceeds of this offering. We will file a Current Report on Form 8-K, including an audited balance sheet, upon the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. For more information, see the section entitled “Description of Securities—Units.”

No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination or one year from the date	The warrants could be exercised prior to the completion of a business combination, but securities

	Terms of Our Offering	Terms Under a Rule 419 Offering

	of this prospectus and, accordingly, will only be exercised after the trust account has been terminated and distributed.	received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor

We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares for his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds. If a majority of the shares of common stock voted by the public stockholders are not voted in favor of a proposed initial business combination but 18 months has not yet passed since the consummation of this offering, we may seek other target businesses with which to effect our initial business combination that meet the criteria set forth in this prospectus. If at the end of such 18-month period (or 24 months if a letter of intent, agreement in principle or definitive agreement has been executed within such 18-month period but as to which a combination is not yet complete) we have not obtained stockholder approval for an alternate initial business combination, we will take steps to liquidate and dissolve to affect the distribution of the proceeds of the trust account, including accrued interest net of income taxes on such interest, after which has not been distributed to as described in this prospectus.

A prospectus containing information required by the SEC would be filed as part of a post-effective amendment to the original registration statement filed in connection with the offering and would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline

A business combination must occur within 18 months after the consummation of this offering or within 24 months after the consummation of this offering if a letter of intent or definitive agreement relating to a prospective business combination was entered into prior to the end of the 18-month period.

If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Release of funds

Except with respect to interest income, net of income taxes on such interest, of (i) up to $1,500,000 on the balance in the trust account released to us to fund working capital requirements, and (ii) the repayment of a loan made to us by PIRAC I, LLC in the principal amount of $840,000, bearing simple interest at a rate of 4% per annum, in monthly payments of amortized principal and interest over the first 18 months after the closing of the offering, proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our liquidation upon our failure to effect a business combination within the allotted time. While we intend, in the event of our dissolution and liquidation, to distribute funds from our trust account to our public stockholders as promptly as possible pursuant to our stockholder approved plan of dissolution and liquidation, the actual time at which our public stockholders receive their funds will be longer than the five business days under a Rule 419 offering.

The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Interest earned on the trust account

Interest earned on the trust account may be disbursed for the purposes of (i) paying taxes on interest earned, (ii) funding working capital up to $1,500,000, and (iii) repaying the $840,000 loan made to us by PIRAC I, LLC. While we intend, in the event of our dissolution and liquidation, to distribute funds from our trust account to our public stockholders as promptly as possible pursuant to our stockholder approved plan of dissolution and liquidation, the actual time at which our public stockholders receive their funds will be longer than the five business days under a Rule 419 offering.

Interest earned on proceeds held in the trust account would be held in the trust account for the sole benefit of the stockholders and would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time. In the event a business combination was not consummated within 18 months, proceeds held in the trust account would be returned within five business days of such date.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position

Thomas R. Hudson Jr.	40	Chairman and Chief Executive Officer
Carlton Klein	50	Chief Operating Officer and Director
David C. Muccia	34	Executive Vice President, Secretary and Director
Todd Goodwin	74	Director

Thomas R. Hudson Jr. has been our Chairman of our Board of Directors and Chief Executive Officer since our inception. Mr. Hudson is the Head Portfolio Manager and Managing Member of Pirate Capital LLC, which he founded in May 2002. Mr. Hudson started Pirate Capital with $2 million and has grown the assets under management to $1.8 billion over the last four years. Assets are currently deployed in four funds with investments in approximately 55 different positions. Since inception, the Pirate funds have invested in approximately 226 companies in 40 different industries. From September 1999 to February 2001, Mr. Hudson served as a Managing Director at Amroc Investments, LLC, where he directed all distressed research and managed the bank loan trading desk. From 1997 to 1999, he served as a Vice President and Portfolio Manager at Goldman, Sachs & Co., responsible for investing and trading a $500 million portfolio of distressed domestic and international private assets. From 1993 to 1997, he served as a Vice President and Portfolio Manager at Merrill, Lynch, Pierce, Fenner & Smith Incorporated, and was responsible for investing and trading a $200 million portfolio of distressed domestic private assets. Mr. Hudson also served as Chairman of the Loan Syndications and Trading Association’s Distressed Debt Committee from 1996 to 1999. Currently Mr. Hudson serves as the Lead Independent Director for Cornell Companies, Inc. and sits on the board of PW Eagle, Inc. as well as the Centurion Foundation and the Norwalk YMCA. Mr. Hudson earned a B.S. in 1988 from Babson College in Babson Park, Massachusetts, majoring in Entrepreneurial Studies. He also earned an M.B.A. in 1993 from the Tuck School at Dartmouth College in Hanover, New Hampshire.

Carlton Klein has been our President and a member of our Board of Directors since our inception. Mr. Klein has been the senior fixed income Portfolio Manager for Pirate Capital LLC since May 2005. From February 2005 through May 2005, Mr. Klein served as a Managing Director and Chief Risk Officer at Citigroup Alternative Investments, where he was responsible for risk management of $90 billion in proprietary and third party assets invested in hedge funds, venture capital, real estate, managed futures, and structured loan products. From 1994 through January 2005, he was a Managing Director and Portfolio Manager at Citigroup/Citibank, N.A, responsible for actively managing a $200 million portfolio of secured and unsecured debt of troubled companies. From 1989 to 1994, he was a Vice President at Citibank, completing eight restructurings as agent and workout specialist for bank syndicates in several industries during which time he served as Chairman of one portfolio company, Haydon Corp. for seven years and President of WKEF Corp for two years. From 1985 to 1988, he was a Vice President of Private Placements at General Electric Investment Corp. where he was responsible for a private placement and venture capital portfolio, of approximately $400 million and served on the board of directors of several private companies. From 1982 to 1985, he was a Vice President at Fleet Venture Resources completing eight early stage and leveraged buyout investments in multiple industries. From 1978 to 1981, Mr. Klein was with the General Electric Company in manufacturing and strategic planning. Mr. Klein earned a B.S. in 1978 from Worcester Polytechnic Institute in Worcester, Massachusetts, majoring in Management Engineering. He earned an M.B.A. in 1982 from Harvard Business School in Boston, Massachusetts.

David C. Muccia has been the Company’s Executive Vice President and a member of our Board of Directors since our inception. Mr. Muccia has been a Senior Investment Analyst for Pirate Capital LLC since February 2006. From January 2004 to January 2006, Mr. Muccia was the Senior Analyst for the Convertible Arbitrage Fund at FrontPoint Partners, a multi-strategy hedge fund with over $6 billion under management in various different strategies. He was responsible for analyzing credit exposure on 70-80 portfolio positions, as well as conducting equity analysis to adjust hedges on arbitrage positions. In addition, he was responsible for finding and recommending special situation investments, including distressed debt, operational restructurings and recapitalizations. From 1999 to May 2003, Mr. Muccia worked at FleetBoston Financial in two capacities, first as a Senior Associate in the High Yield Investment Banking Group and second as a High Yield Research Analyst covering restaurants and supermarkets. Within Fleet’s Investment Banking Group, Mr. Muccia worked for an internal principal investment fund, Mainsail Capital, focused on mezzanine debt investments in leveraged buyouts. In addition, he participated in several public placements of high yield debt, as well as bank and bond debt restructurings. In January 2002, Mr. Muccia moved over to high yield research, becoming Fleet’s restaurant and supermarket analyst, where he made investment recommendations and published on companies within each industry. Mr. Muccia earned a B.S. in 1994 from Georgetown University’s School of Foreign Service, majoring in Political Science. He earned an M.B.A. in 1999 from the F.W. Olin School of Business, Babson College, with a concentration in Finance.

Independent Director

Todd Goodwin has been a member of our Board of Directors since June 2006. Mr. Goodwin retired in 2002 as a Partner of Gibbons, Goodwin, van Amerongen (“GGvA”), having spent 18 years with the investment banking firm. During Mr. Goodwin’s tenure, GGvA organized management buyouts and purchased businesses with a total value of approximately $7 billion. Mr. Goodwin previously served as a Managing Director of Merrill Lynch, Pierce, Fenner & Smith Incorporated, in the investment banking group. Mr. Goodwin has served as a director on the boards of several companies, including Southwest Forest Industries, RT French Company, Rival Company, Specialty Equipment, Horace Mann Education Corporation, Robert Half International, Riverwood International, Johns Manville Corporation, Ladish Company, EKCO Housewares, Merrill Lynch Institutional Fund, Southampton Hospital and the Peconic Health Corporation. He is currently a director of Cornell Companies, Schult Homes, and PW Eagle. Mr. Goodwin is currently a Trustee of the Madison Square Boys & Girls Club. Mr. Goodwin received his B.A. from Harvard College.

Special Advisor

William E. Redmond has been President and CEO of Gentek Inc. (NasdaqNM:GETI) since May 2005 and a member of its board of directors since November 2003. Since May 2005, Mr. Redmond has served as Chairman and a Director of Maxim Crane Works (OTCPK:MXMC), and as a Chairman and a Director of Citation Corporation. Mr. Redmond is a recognized turnaround and restructuring specialist, having participated in approximately $1.2 billion of corporate reorganizations, as either a board member or senior officer at Gentek Inc., Garden Way (where he also served at CEO), World Kitchen Incorporated, USA Mobility /Arch Wireless, Malden Mills and Tokheim Incorporated. Throughout his career, he has been involved in or overseen approximately $450 million of asset sales, approximately $500 million of acquisitions and corporate integrations and has chaired multiple critical board committees including compensation and audit committees as well as serving as chairman of multiple boards of directors. From 1994 to 1996, Mr. Redmond was Vice President of Field Operations at Quaker Oats. From 1984 to 1994, Mr. Redmond worked at the Pepsi-Cola Company, finishing his employment with the company as Vice President and General Manager of the company’s California Business Unit, overseeing a $730 million annual business and 4,000 employees. We expect that Mr. Redmond will join our Board of Directors as soon as he is available to serve based on his current commitments.

No Assurance of Future Services from Executive Officers or Board Members

The future role of our key personnel following a business combination is not currently known. Our executive officers and directors are not obligated to remain with us after a business combination. While we believe that one or more target businesses with which we may combine may find our executive officers and directors to be highly experienced and attractive candidates to fill post-combination officer and director positions, we cannot assure you that a combination agreement will call for the retention of our current management team. If the agreement does not, our executive officers and directors may not continue to serve in those capacities after we have completed a business combination.

Number and Terms of Directors

Our board of directors is comprised of five members, each of whom shall serve as director until his or her successor is duly elected and qualified at the next annual meeting of stockholders.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business and structuring, negotiating and consummating its acquisition. None of these individuals has been a principal of or affiliated with a blank check company. However, we believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise should enable them to successfully identify and effect an acquisition, although we cannot assure you that they will, in fact, be able to do so.

Director Independence

Our board of directors has determined that Mr. Goodwin is an “independent director” as defined in the American Stock Exchange listing standards and Rule 10A-3 of the Exchange Act. Mr. Redmond will join our Board of Directors as soon as he is available to serve. In addition, we intend to add one additional independent director within 90 days of the offering and an additional independent director within one year of the offering.

Board Committees

On completion of this offering, our board of directors will have an audit committee and a nominating committee. Our board of directors has adopted a charter for the audit committee as well as a code of conduct and ethics that governs the conduct of our directors and officers.

Audit Committee

Upon completion of this offering, our audit committee will consist of Messrs. Goodwin and [________]. Each member of our audit committee is financially literate under the current listing standards of the American Stock Exchange, and our board of directors has determined that Mr. [________] qualifies as an “audit committee financial expert,” as such term is defined by SEC rules.

The audit committee will review the professional services and independence of our independent registered public accounting firm and our accounts, procedures and internal controls. The audit committee will also select our independent registered public accounting firm, review and approve the scope of the annual audit, review and evaluate with the independent public accounting firm our annual audit and annual consolidated financial statements, review with management the status of internal accounting controls, evaluate problem areas having a potential financial impact on us that may be brought to the committee’s attention by management, the independent registered public accounting firm or the board of directors, and evaluate all of our public financial reporting documents.

In addition, the audit committee will review and approve all expense reimbursements made to our officers or directors. Any expense reimbursements payable to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Nominating Committee

On completion of this offering, we will establish a nominating committee of the board of directors, which will consist of Mr. Goodwin, who is an independent director. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee will consider persons identified by its members, management, stockholders, investment bankers and others.

Code of Conduct and Ethics

We have adopted a code of conduct and ethics applicable to our officers and directors in accordance with applicable federal securities laws and the rules of the American Stock Exchange.

Executive Compensation

No executive officer has received any cash compensation for services rendered and no compensation of any kind, including finder’s and consulting fees, will be paid to any of our existing stockholders, officers, directors or any of their respective affiliates other than the issuance to PIRAC I, LLC of incentive warrants to purchase up to an aggregate of 616,000 shares of our common stock prior to the private placement. Moreover, none of our existing stockholders, officers, directors or any of their respective affiliates will receive any cash compensation for services rendered prior to or in connection with a business combination. However, all of these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. Such individuals may be paid consulting, management or other fees from target businesses as a result of the business combination, with any and all amounts, to the extent then known, being fully disclosed to stockholders in the proxy solicitation materials furnished to the stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider a business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Form 8-K, as required by the SEC.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•

None of our officers and directors are required to commit their full time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities.

•

In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the previous section entitled “Directors and executive officers” and later in this section.

•

Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•

Since PIRAC owns shares of our common stock that will be released from escrow (or from a lock-up, in the case of the insider units purchased in the private placement and the incentive warrants) only if a business combination is successfully completed and owns warrants which will expire worthless if a business combination is not consummated, Messrs. Hudson, Klein and Muccia, who are associated with Pirate Capital LLC, PIRAC’s sole member, may have a conflict of interest in determining whether a particular target acquisition is appropriate to effect a business combination. The financial interests of our corporate stockholder may influence its motivation in identifying and selecting a target acquisition, timely completing a business combination and securing the release of its stock.

•

Other than with respect to the business combination, we have not adopted a policy that expressly prohibits our officers, directors, securityholders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such parties may have an interest in certain transactions in which we are involved, and may also compete with us.

•

Since certain of our officers and directors beneficially own shares of our common stock which will be released from escrow only in certain limited situations and are waiving their conversion rights and liquidation rights as to those shares, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. Additionally, certain members of our executive management may enter into consulting and employment agreements with us as part of a business combination, pursuant to which they may be entitled to compensation for their services. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business, completing a business combination timely and securing the release of their stock.

We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

Each of our directors has, or may come to have, to a certain degree, other fiduciary obligations. Messrs. Hudson, Klein and Muccia have fiduciary obligations to Pirate Capital LLC and related entities, and they and certain additional directors have fiduciary obligations to those companies on whose boards of directors they may sit. In order to minimize potential conflicts of interest, our officers and directors have agreed, until the earlier of the closing of our initial business combination or our liquidation, that they will not  become affiliated as an officer, director or stockholder of a blank check or blind pool company.

In addition, PIRAC I, LLC has a significant ownership interest in us. PIRAC I, LLC is a wholly-owned subsidiary of Pirate Capital LLC formed for the purpose of owning an interest in us. Pirate Capital LLC, a registered investment advisor under the Investment Advisers Act of 1940, manages four investment funds, Jolly Roger Fund LP, Jolly Roger Activist Fund LP, Jolly Roger Offshore Fund LTD and Jolly Roger Activist Fund LTD, and one

account. Pirate Capital LLC focuses on investing in companies which it has determined to be undervalued. Pirate Capital LLC has grown assets under management from $2 million in 2002 to approximately $1.8 billion.

As a result of the significant ownership stake that PIRAC I, LLC and Pirate Capital LLC, through PIRAC I, LLC, have in us and our common management, there are certain potential conflicts of interest, including potential competition as to acquisition targets and, after an acquisition has been consummated, potential competition and business relationships with each other.

Pirate Capital LLC and PIRAC I, LLC have agreed, for the period commencing on the date of this prospectus and extending until the earlier of the closing of our initial business combination or our liquidation, that they will not form, invest in or become affiliated with a blank check or blind pool company. In addition, and in light of the overlap between Pirate Capital LLC and PIRAC I, LLC and us in terms of possible acquisitions, we have entered into a business opportunity right of first refusal agreement, which provides that, commencing on the date of this prospectus and extending until the earlier of the closing of our initial business combination or our liquidation, we and Pirate Capital LLC and PIRAC I, LLC will share business opportunities in the financial services industry and other industries as follows:

•

We will have the first opportunity to consider any acquisition or investment opportunity in privately owned entities (including subsidiaries and operating divisions of publicly-traded entities).

•

Pirate Capital LLC or PIRAC I, LLC will have the first opportunity to consider any acquisition or investment opportunity in publicly-traded entities.

•

Decisions by us to release Pirate Capital LLC or PIRAC I, LLC to pursue any acquisition or investment opportunity in privately owned entities will be made by a majority of our independent directors.

As set forth above, we will have the ability to acquire a company or assets that are in competition with and operate in the same business as Pirate Capital LLC or PIRAC I, LLC. In such case, there may be additional conflicts of interest between Pirate Capital LLC or PIRAC I, LLC and us. To mitigate such risks, we plan to add independent management or replace our existing management with independent management if our acquisitions are such as to lead to substantial direct competition between us. If we acquire an operating business, there is some likelihood that some or all of the management of such business might join our management after the business combination; however, there can be no assurance as to whom the management team would be or as to their qualifications.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock which were owned prior to this offering and the private placement in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering and to vote any shares they acquire in the private placement and in this offering or in the aftermarket in favor of a business combination. In addition, our corporate stockholder, PIRAC I, LLC, on behalf of itself and any of its designees who may participate in the private placement, has agreed to waive their rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination with respect to the shares included in the insider units purchased in the private placement immediately prior to this offering.

Our officers and directors will also receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses, but such expenses will be subject to the review and approval of the audit committee, and any expense reimbursements payable to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval. Although we believe that all actions taken by our officers and directors on our behalf will be in our best interests, we cannot assure you that this will be the case.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of July 5, 2006, and as adjusted to reflect the sale of our common stock included in the units sold in the private placement and offered by this prospectus (assuming no purchase of units in this offering), by:

•

each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•

each of our officers and directors; and

•

all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

		Approximate Percentage of Outstanding Common Stock
Name and Address of Beneficial Owner (1)(2)	Amount and Nature of Beneficial Ownership(2)(3)	Before Offering and Private Placement	After Offering and Private Placement

PIRAC I, LLC	2,510,000	98.4%	19.5%
Pirate Capital LLC(4)	2,510,000	98.4%	19.5%
Thomas R. Hudson Jr.(4)	2,510,000	98.4%	19.5%
Carlton Klein	10,000	*	*
David C. Muccia	10,000	*	*
Todd Goodwin	10,000	*	*
William Redmond(5)	10,000	*	*
All directors and executive officers as a group (5 individuals)(3)	2,550,000	100.0%	21.40%

——————

*

less than one (1%) percent.

(1)

Unless otherwise indicated, the business address of each of the individuals is 200 Connecticut Avenue, 4th Floor, Norwalk, Connecticut 06854.

(2)

Pursuant to the rules established under the Exchange Act, PIRAC I, LLC, Pirate Capital LLC, and Messrs. Hudson, Klein and Muccia may be deemed to be a “group,” as defined in Section 13(d) of the Exchange Act, by virtue of their affiliation with PIRAC I, LLC and Pirate Capital LLC.

(3)

These amounts do not include the shares of common stock underlying incentive warrants or the warrants included in the insider units.

(4)

All of such shares of common stock are owned by PIRAC I, LLC, of which Pirate Capital LLC is the sole owner. Mr. Hudson is the sole owner of Pirate Capital LLC.

(5)

Mr. Redmond’s business address is 90 East Halsey Road, Parsippany, NJ 07054. Mr. Redmond is a Special Advisor to the Company and we expect that he will join our Board of Directors as soon as he is able to serve based upon his current commitments.

Upon consummation of our offering and the private placement, our existing stockholders (including our corporate stockholder, its affiliates and all of our officers and directors) will collectively own approximately 21.40% of our issued and outstanding shares of common stock, which could permit them to effectively influence the outcome of all matters requiring approval by our stockholders at such time, including the election of directors and approval of significant corporate transactions, following the consummation of our initial business combination.

All of the shares of our common stock outstanding prior to the date of this offering and the private placement will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earliest of:

•

[________], 2009 [three years from the date of this prospectus];

•

our liquidation; or

•

the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except, in the case of PIRAC I, LLC, to persons or entities controlling, controlled by, or under common control with, PIRAC I, LLC, and in the case of individual stockholders, to their spouses and children or trusts established for their benefit or otherwise as provided in the stock escrow agreement, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus.

The units and the securities underlying the units to be purchased by PIRAC I, LLC and/or its designees in the private placement will contain restrictions prohibiting their transfer until the earlier of a business combination or our liquidation.

We consider PIRAC I, LLC, and Messrs. Hudson, Klein, Muccia, Goodwin and Redmond to be our “promoters,” as these terms are defined under U.S. Federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 16, 2006, we issued an aggregate of 2,550,000 shares of our common stock to PIRAC I, LLC and to the individuals set forth below for an aggregate of $25,000 in cash, at a purchase price of $0.0098 per share, as follows:

Name	Number of Shares	Relationship to Us

PIRAC I, LLC	2,510,000	Stockholder (owned by Pirate Capital LLC, which in turn is owned by our Chairman and Chief Executive Officer)
Carlton Klein	10,000	Chief Operating Officer and Director
David C. Muccia	10,000	Executive Vice President, Secretary and Director
Todd Goodwin	10,000	Director
William Redmond	10,000	Special Advisor

In addition, if we take advantage of increasing the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the existing stockholders’ collective ownership at 21.4% of our issued and outstanding shares of common stock upon consummation of the offering. If we reduce the size of the offering, we may effect a reverse stock split of our common stock in order to maintain the existing stockholders allocated ownership at 21.4% of our issued and outstanding common stock upon the consummation of this offering.

PIRAC I, LLC has agreed to purchase from us an aggregate of 200,000 insider units, at $10.00 per unit, in a private placement that will occur no later than four days prior to the effective date of this offering. The proceeds from the private placement will be added to proceeds from this offering to be held in the trust account pending our completion of a business combination. If we do not complete a business combination that meets the criteria described in this prospectus, then the proceeds from the private placement will become part of the liquidating distribution to our public stockholders. PIRAC I, LLC, on behalf of itself and its designees who may participate in the private placement, has waived its right to receive distributions upon our liquidation with respect to the shares of common stock included in the insider units. The insider units purchased in the private placement will not be transferable or salable by PIRAC I, LLC and/or its designees until we complete a business combination, subject to certain limited exceptions.

Immediately prior to the private placement, we will issue to PIRAC I, LLC incentive warrants to purchase up to an aggregate of 616,000 shares of our common stock. These warrants will be similar to the warrants included in the units offered in this offering and will be exercisable for $8.00 per share, except that:  (i) they are not exercisable until three months after we complete a business combination, and then (x) as to 308,000 of such shares, only if the last sales price of our common stock exceeds $11.00 per share for any 20 trading days within a 30 trading day period beginning after such initial business combination, and (y) as to the remaining 308,000 shares, only if the last sales price of our common stock exceeds $12.00 per share for any 20 trading days within a 30 trading day period beginning after such initial business combination; and (ii) they will expire five years from the date of this prospectus. If we do not complete a business combination that meets the criteria described in this prospectus, the incentive warrants will expire worthless. When these warrants become exercisable, the Company will record compensation expense based upon the then fair value of these warrants.

In addition, the incentive warrants cannot be sold or transferred by PIRAC until we complete a business combination (except that PIRAC may transfer its incentive warrants only to persons or entities controlling, controlled by, or under common control with, PIRAC) and will be non-redeemable so long as PIRAC and/or then permitted transferees hold such warrants. The incentive warrants may be exercised on a “cashless basis.”  In addition, commencing on the date such warrants become exercisable, the incentive warrants and the underlying common stock are entitled to registration rights under an agreement to be signed on or before the date of this prospectus. With those exceptions, the incentive warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

The holders of our 2,550,000 issued and outstanding shares of common stock on the date of this prospectus, the securities included in the 200,000 insider units, the incentive warrants and the shares of common stock underlying the incentive warrants will be entitled to registration rights pursuant to an agreement to be signed prior to the effective date of this offering. The holders of these securities and their transferees are each entitled to make up to two demands that we register shares of common stock and warrants owned by them. The holders of the majority of these securities can elect to exercise these registration rights at any time after the date on which the securities are released from escrow. In addition, these holders have certain “piggy-back” registration rights on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with any such registration statements other than underwriting discounts or commissions for shares not sold by us.

Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them prior to this offering and in the private placement, but not with respect to any shares of common stock acquired in connection with or following this offering. In connection with the vote required for our initial business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering  and the private placement in accordance with the majority of the shares of common stock voted by the public stockholders. Our existing stockholders have agreed to vote all the shares of our common stock acquired in the private placement and in this offering or in the aftermarket in favor of a business combination. As a result, our existing stockholders will not have any of the conversion rights attributable to their shares.

PIRAC I, LLC has loaned to us the principal sum of $200,000 in order to pay certain of the expenses associated with this offering. We will repay this loan, together with interest at the rate of 4% per annum, out of the proceeds from this offering.

Prior to the consummation of this offering, PIRAC I, LLC will loan $840,000 to us which will be deposited in the trust account no later than four days prior to the effective date of this offering. Such loan will bear simple interest at a rate of 4% per annum and will be payable from interest earned on the trust account in monthly payments of amortized principal and interest over the first 18 months after the closing of the offering, provided that, if a business combination is completed prior to the end of the 18-month period, the remaining outstanding balance of such loan will be repaid at the closing of the business combination.

We will reimburse our officers, directors and existing stockholders for any out-of-pocket business expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible target businesses and business combinations. Subject to availability of proceeds not placed in the trust account and interest income, net of income taxes, available to us from the trust account, there is no limit on the amount of accountable out-of-pocket expenses reimbursable by us. We have agreed with the underwriters that our audit committee will review and approve all expense reimbursements made to our officers, directors or existing stockholders and that any expense reimbursements payable to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

We have agreed to pay Pirate Capital LLC a monthly fee of $7,500 for general and administrative services, including office space, utilities and secretarial support. We believe that, based on rents and fees for similar services in the Norwalk, Connecticut metropolitan area, the fee charged by Pirate Capital LLC is at least as favorable as we could have obtained from an unaffiliated third party.

Other than reimbursable out-of-pocket expenses payable to our officers and directors, the general and administrative services arrangement with Pirate Capital LLC and the incentive warrants to be issued to PIRAC, no compensation or fees of any kind, including finder’s and consulting fees, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

All ongoing and future transactions between us and any of our officers, directors and existing stockholders or their respective affiliates, including loans by our officers, directors and existing stockholders, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties, and such transactions or loans, including any forgiveness of loans, will require prior approval, in each instance, by a majority of our uninterested “independent” directors or the members of our board who do not have an interest in the transaction, in either case, who have access, at our expense, to our attorneys or independent legal counsel.

Relationship with Pirate Capital LLC and PIRAC I, LLC

PIRAC I, LLC is a limited liability company formed under the laws of the State of Delaware and a wholly-owned subsidiary of Pirate Capital LLC. Pirate Capital LLC, a registered investment advisor under the Investment Advisers Act of 1940, manages four investment funds, Jolly Roger Fund LP, Jolly Roger Activist Fund LP, Jolly Roger Offshore Fund LTD and Jolly Roger Activist Fund LTD, and one account. Pirate Capital LLC focuses on investing in companies which it has determined to be undervalued. Pirate Capital LLC has grown assets under management from $2 million in 2002 to approximately $1.8 billion.

Pirate Capital LLC and PIRAC I, LLC have agreed, for the period commencing on the date of this prospectus and extending until the earlier of the closing of our initial business combination or our liquidation, that they will not form, invest in or become affiliated with a blank check or blind pool company operating in or intended to acquire a business in the financial services industry. In addition, and in light of the overlap between Pirate Capital LLC and PIRAC I, LLC and us in terms of possible acquisitions, we have entered into a business opportunity right of first refusal agreement which provides that, commencing on the date of this prospectus and extending until the earlier of the closing of our initial business combination or our liquidation, we and Pirate Capital LLC and PIRAC I, LLC will share business opportunities in the financial services industry and other industries as follows:

•

We will have the first opportunity to consider any acquisition or investment opportunity in privately owned entities (including subsidiaries and operating divisions of publicly-traded entities).

•

Pirate Capital LLC or PIRAC I, LLC will have the first opportunity to consider any acquisition or investment opportunity in publicly-traded entities.

•

Decisions by us to release Pirate Capital LLC or PIRAC I, LLC to pursue any acquisition or investment opportunity in privately owned entities will be made by a majority of our independent directors.

As set forth above, we will have the ability to acquire a company or assets that are in competition with and operate in the same business as Pirate Capital LLC or PIRAC I, LLC. In such case, there may be additional conflicts of interest between Pirate Capital LLC or PIRAC I, LLC and us. To mitigate such risks, we plan to add independent management or replace our existing management with independent management if our acquisitions are such as to lead to substantial direct competition between us. If we acquire an operating business, there is some likelihood that some or all of the management of such business might join our management after the business combination; however, there can be no assurance as to whom the management team would be or as to their qualifications.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 80,000,000 shares of common stock, par value $0.00001 per share, and 1,000,000 shares of preferred stock, par value $0.00001 per share. As of the date of this prospectus, 2,550,000 shares of common stock are outstanding, held by five record holders. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants will begin to trade separately on the 90th day after the date of this prospectus, unless Maxim Group LLC informs us of its decision to allow earlier separate trading based upon its assessment of the relative strengths of the securities markets and small capitalization companies, in general, and the trading pattern of, and demand for, our securities in particular, provided that, in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K. If the over-allotment option is exercised following the initial filing of such Form 8-K, an additional Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

Common Stock

Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the public stockholders, and to vote any shares they acquire in this offering and the aftermarket in favor of any proposed business combination. Additionally, our officers, directors and existing stockholders will vote all of their shares in any manner they determine in their sole discretion with respect to any other items that come before a vote of our stockholders, except that they will be required to vote in favor of our dissolution and liquidation.

Our existing stockholders have also agreed to waive their rights to participate in any liquidation occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering (including shares acquired in the private placement).

We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights discussed below.

All of the members of our board of directors are elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

If we are forced to dissolve and liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust fund, inclusive of any interest not previously released to us to fund working capital requirements or to repay the loan to PIRAC I, LLC, and net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust fund and after payment of claims and obligations of the Company. If we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that:  (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriters’ discounts and commission will be distributed on a pro rata basis among the public stockholders, together with any accrued interest thereon and net of income taxes payable on such interest. Our existing stockholders, including all of our officers and directors, have waived their rights to participate in any liquidating distributions occurring upon our failure to complete a business combination with respect to shares of common stock acquired by them prior to this offering, including those shares of common stock included in the units purchased in the private placement, and have agreed to vote all of their shares in favor of any such plan of liquidation and dissolution. However, our existing stockholders will participate in any liquidating distributions with respect to any other shares of common stock acquired by them in connection with or following this offering. When these warrants become exercisable, the Company will record compensation expense based upon the then fair value of these warrants.

Our stockholders have no redemption, preemptive or other subscription rights, and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted for cash equal to their pro rata share of the trust fund if they vote against the business combination and the business combination is approved and completed. Public stockholders who redeem their stock into their share of the trust fund still have the right to exercise the warrants that they received as part of the units which they have not previously sold.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designations, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust fund, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Warrants issued as part of this offering

Each warrant issued in this offering entitles the registered holder to purchase one share of our common stock at a price of $8.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•

the completion of a business combination; or

•

one year from the date of this prospectus.

The warrants will expire on the fourth anniversary of the date of this prospectus at 5:00 p.m., New York City time.

The common stock and warrants will begin to trade separately on the 90th day after the date of this prospectus, unless Maxim Group LLC informs us of its decision to allow earlier separate trading based upon its assessment of the relative strengths of the securities markets and small capitalization companies, in general, and the trading pattern of, and demand for, our securities in particular, provided that, in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K. If the over-allotment option is exercised following the initial filing of such Form 8-K, an additional Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

We may call the warrants for redemption:

•

in whole and not in part;

•

at a price of $.01 per warrant at any time after the warrants become exercisable;

•

upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the reported last sale price of the common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

We have established these criteria to provide warrant holders with a reasonable premium to the initial warrant exercise price as well as a reasonable cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his, her or its warrants prior to the date scheduled for redemption, however; there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their exercise price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. In no event will the registered holders of a warrant be entitled to receive a net-cash settlement in lieu of physical settlement in shares of our common stock.

No fractional shares will be issued upon exercise of the warrants. If upon exercise of the warrants a holder would be entitled to receive a fractional interest in a share, we will round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Incentive Warrants

Before we close our private placement, we will issue an aggregate of 616,000 incentive warrants to PIRAC I, LLC. Each incentive warrant entitles the registered holder to purchase one share of our common stock at a price of $8.00 per share, subject to adjustment as discussed below:

•

one half, or 308,000, of the incentive warrants, will become exercisable 90 days following the completion of our initial business combination if, and only if, the last sales price of our common stock exceeds $11.00 per share for any 20 trading days within a 30 trading day period beginning after such initial business combination; and

•

the balance, or 308,000, of the incentive warrants, will become exercisable 90 days following the completion of our initial business combination if, and only if, the last sales price of our common stock exceeds $12.00 per share for any 20 trading days within a 30 trading day period beginning after such initial business combination.

The incentive warrants may be exercised on a cashless basis and will be non-redeemable so long as such incentive warrants are held by the original holder or one of its permitted transferees. The incentive warrants cannot be sold or transferred until we complete a business combination, subject to certain limited exceptions, such as transfers to persons or entities controlling, controlled by, or under common control with, PIRAC I, LLC. In addition, commencing on the date such warrants become exercisable, the incentive warrants and the underlying common stock are entitled to registration rights under an agreement to be signed on or before the date of this prospectus. The incentive warrants will expire five years from the date of this prospectus. With those exceptions, the incentive warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering. If we do not complete a business combination that meets the criteria described in this prospectus, then the incentive warrants will expire worthless.

The incentive warrants will be differentiated from warrants, if any, purchased in or following this offering by the existing stockholders through the legending of certificates representing the incentive warrants indicating the restrictions and rights specifically applicable to such warrants as are described in this prospectus.

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, New York, New York.

Shares Eligible for Future Sale

Immediately after this offering and the private placement, we will have 12,850,000 shares of common stock outstanding, or 14,365,000 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 10,000,000 shares sold in this offering, or 11,500,000 shares if the underwriters’ over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by any of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 2,750,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those will be eligible for sale under Rule 144 prior to [________], 2007. Notwithstanding this, all of those shares have either been placed in escrow or subject to lock up agreements and will not be transferable until the expiration of three years from the date of this prospectus, subject to certain limited exceptions, such as transfers to affiliates or to family members and trusts for estate planning purposes and upon death, while in each case remaining subject to the escrow agreement or lock up agreement, and will only be released prior to that date if we are forced to dissolve and liquidate, in which case the shares would be destroyed, or if we were to consummate a transaction after the consummation of a business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•

1% of the number of shares of common stock then outstanding, which will equal 127,500 shares immediately after this offering (or 142,500, if the underwriters’ exercise their over-allotment option in full); and

•

the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell his or her shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act when reselling the securities of that blank check company. Accordingly, Rule 144 may not be available for the resale of those securities despite technical compliance with the requirements of Rule 144, in which event the resale transactions would need to be made through a registered offering.

Registration Rights

The holders of our 2,550,000 issued and outstanding shares of common stock on the date of this prospectus, the incentive warrants, the 616,000 shares of common stock underlying the incentive warrants, and the securities included in the 200,000 insider units (including the shares of common stock underlying the warrants included in the insider units) will be entitled to registration rights pursuant to an agreement to be signed on or before the effective date of this prospectus. The holders of these securities and their transferees are each entitled to make up to two demands that we register shares of common stock and warrants owned by them. However, the holders of these securities are not entitled to more than two such demands in the aggregate. The holders of the majority of these securities can elect to exercise these registration rights at any time after the date on which the securities are released from escrow or, in the case of the incentive warrants and the underlying common stock, after such incentive warrants become exercisable by their terms and in the case of the securities underlying the insider units, after the completion of our initial business combination. In addition, these holders have certain “piggy-back” registration rights on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with any such registration statements other than underwriting discounts or commissions for securities not sold by us.

DIVIDEND POLICY

We have not paid any dividends on our common stock to date and will not pay cash dividends prior to the completion of a business combination. After we complete a business combination, if ever, the payment of dividends will depend on our revenues and earnings, if any, capital requirements and general financial condition. The payment of dividends after a business combination will be within the discretion of our then-board of directors. Our board currently intends to retain any earnings for use in our business operations and, accordingly, we do not anticipate the board declaring any dividends in the foreseeable future.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Maxim Group LLC is acting as representative, have severally, and not jointly, agreed to purchase on a firm commitment basis, the number of units offered in this offering set forth opposite their respective names below:

Underwriters	Number of Units

Maxim Group LLC

Total	10,000,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Pricing of Securities

We have been advised by the representative that the underwriters propose to offer the units to the public at the offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $[________] per unit and the dealers may reallow a concession not in excess of $[________] per unit to other dealers.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•

the history and prospects of companies whose principal business is the acquisition of other companies;

•

prior offerings of those companies;

•

our prospects for acquiring an operating business at attractive values;

•

our capital structure;

•

an assessment of our management and their experience in identifying operating companies;

•

general conditions of the securities markets at the time of the offering; and

•

other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

We have also granted to the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 1,500,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The underwriters may exercise that option if the underwriters sell more units than the total number set forth in the table above. If any units underlying the option are purchased, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Unit	Without Option	With Option

Public offering price	$10.00	$100,000,000	$115,000,000
Discount(1)(2)	0.40	4,000,000	4,300,000
Non-accountable expense allowance(3)	0.10	1,000,000	1,000,000
Deferred underwriting compensation	0.075	750,000	1,162,500
Proceeds before expenses	$9.425	94,250,000	$108,537,500

——————

(1)

Does not include deferred underwriting compensation in the amount of 0.75% of the gross proceeds, or $0.075 per unit, or $750,000 ($862,500, if the underwriters’ over-allotment option is exercised in full), payable to Maxim Group LLC only upon consummation of the initial business combination as described in this prospectus and then only with respect to those units as to which the component shares have not been converted. In the event the underwriters exercise their over-allotment option, then $0.020 per unit, or $300,000 (representing 2% of the $15,000,000 in gross proceeds generated by exercising the underwriters’ over-allotment option in full), will be payable to the underwriters as additional deferred underwriting compensation payable to the underwriters only upon consummation of the initial business combination as described in this prospectus and then only with respect to those units as to which the component shares have not been converted.

(2)

No discount or commissions are payable with respect to the units purchased in the private placement.

(3)

The non-accountable expense allowance is not payable with respect to the units sold upon exercise of the underwriters’ over-allotment option.

Deferred Equity Compensation

We have agreed to issue to Maxim Group LLC 100,000 shares of our common stock (or 115,000, if the underwriters’ over-allotment option is exercised in full), which will be deposited into escrow and released to Maxim Group LLC only in the event we consummate a business combination. The 100,000 shares of common stock (or 115,000, if the underwriters’ over-allotment option is exercised in full) have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, these shares may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus. However, the shares may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers, partners or members. These shares have not been registered under the registration statement, and the holders of these shares have been granted demand and “piggy back” rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of such shares. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions, which will be paid for by the holders themselves. Maxim Group LLC has agreed to vote such shares in accordance with the vote of a majority of the shares of common stock issued in this offering.

Foreign Regulatory Restrictions on Purchase of the Units

We have not taken any action to permit a public offering of the units outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of units and the distribution of the prospectus outside the United States.

Italy. This offering of the units has not been cleared by Consob, the Italian Stock Exchange’s regulatory agency of public companies, pursuant to Italian securities legislation and, accordingly, no units may be offered, sold or delivered, nor may copies of this prospectus or of any other document relating to the units be distributed in Italy, except (1) to professional investors (operatori qualificati); or (2) in circumstances which are exempted from the rules on solicitation of investments pursuant to Decree No. 58 and Article 33, first paragraph, of Consob Regulation No. 11971 of May 14, 1999, as amended. Any offer, sale or delivery of the units or distribution of copies of this prospectus or any other document relating to the units in Italy under (1) or (2) above must be (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Decree No. 58 and Legislative Decree No. 385 of September 1, 1993, or the Banking Act; and (ii) in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the issue or the offer of securities in Italy may need to be preceded and followed by an appropriate notice to be filed with the Bank of Italy depending, inter alia, on the aggregate value of the securities issued or offered in Italy and their characteristics; and (iii) in compliance with any other applicable laws and regulations.

Germany. The offering of the units is not a public offering in the Federal Republic of Germany. The units may only be acquired in accordance with the provisions of the Securities Sales Prospectus Act (Wertpapier-Verkaudfspropsektgestz), as amended, and any other applicable German law. No application has been made under German law to publicly market the units in or out of the Federal Republic of Germany. The units are not registered or authorized for distribution under the Securities Sales Prospectus Act and accordingly may not be, and are not being, offered or advertised publicly or by public promotion. Therefore, this prospectus is strictly for private use and the offering is only being made to recipients to whom the document is personally addressed and does not constitute an offer or advertisement to the public. The units will only be available to persons who, by profession, trade or business, buy or sell shares for their own or a third party’s account.

France. The units offered by this prospectus may not be offered or sold, directly or indirectly, to the public in France. This prospectus has not been or will not be submitted to the clearance procedure of the Autorité des Marchés Financiers, or the AMF, and may not be released or distributed to the public in France. Investors in France may only purchase the units offered by this prospectus for their own account and in accordance with articles L. 411-1, L. 441-2 and L. 412-1 of the Code Monétaire et Financier and decree no. 98-880 dated October 1, 1998, provided they are “qualified investors” within the meaning of said decree. Each French investor must represent in writing that it is a qualified investor within the meaning of the aforesaid decree. Any resale, directly or indirectly, to the public of the shares offered by this prospectus may be effected only in compliance with the above mentioned regulations.

“Les actions offertes par ce document d’information ne peuvent pas être, directement ou indirectement, offertes ou vendues au public en France. Ce document d’information n’a pas été ou ne sera pas soumis au visa de l’Autorité des Marchés Financiers et ne peut être diffusé ou distribué au public en France. Les investisseurs en France ne peuvent acheter les actions offertes par ce document d’information que pour leur compte propre et conformément aux articles L. 411-1, L. 441-2 et L. 412-1 du Code Monétaire et Financier et du décret no. 98-880 du 1 Octobre 1998, sous réserve qu’ils soient des investisseurs qualifiés au sens du décret susvisé. Chaque investisseur doit déclarer par écrit qu’il est un investisseur qualifié au sens du décret susvisé. Toute revente, directe ou indirecte, des actions offertes par ce document d’information au public ne peut être effectuée que conformément à la réglementation susmentionnée.”

Switzerland. This prospectus may only be used by those persons to whom it has been directly handed out by the offeror or its designated distributors in connection with the offer described therein. The units are only offered to those persons and/or entities directly solicited by the offeror or its designated distributors, and are not offered to the public in Switzerland. This prospectus constitutes neither a pubic offer in Switzerland nor an issue prospectus in accordance with the respective Swiss legislation, in particular but not limited to Article 652A Swiss Code Obligations. Accordingly, this prospectus may not be used in connection with any other offer, whether private or public and shall in particular not be distributed to the public in Switzerland.

United Kingdom. In the United Kingdom, the units offered by this prospectus are directed to and will only be available for purchase to a person who is an exempt person as referred to at paragraph (c) below and who warrants, represents and agrees that: (a) it has not offered or sold, will not offer or sell, any units offered by this prospectus to any person in the United Kingdom except in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the section 85 of the Financial Services and Markets Act 2000 (as amended) (“FSMA”); and (b) it has complied and will comply with all applicable provisions of FSMA and the regulations made thereunder in respect of anything done by it in relation to the units offered by this prospectus in, from or otherwise involving the United Kingdom; and (c) it is a person who falls within the exemptions to Section 21 of the FSMA as set out in The Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (“the Order”), being either an investment professional as described under Article 19 or any body corporate (which itself has or a group undertaking has a called up share capital or net assets of not less than £500,000 (if more than 20 members) or otherwise £5 million) or an unincorporated association or partnership (with net assets of not less than £5 million) or is a trustee of a high value trust or any person acting in the capacity of director, officer or employee of such entities as defined under Article 49(2)(a) to (d) of the Order, or a person to whom the invitation or inducement may otherwise lawfully be communicated or cause to be communicated. The investment activity to which this document relates will only be available to and engaged in only with exempt persons referred to above. Persons who are not investment professionals and do not have professional experience in matters relating to investments or are not an exempt person as described above, should not review nor rely or act upon this document and should return this document immediately. It should be noted that this document is not a prospectus in the United Kingdom as defined in the Prospectus Regulations 2005 and has not been approved by the Financial Services Authority or any competent authority in the United Kingdom.

Israel. The units offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (ISA). The units may not be offered or sold, directly or indirectly, to the public in Israel. The ISA has not issued permits, approvals or licenses in connection with the offering of the units or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the units being offered. Any resale, directly or indirectly, to the public of the units offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Sweden. Neither this prospectus nor the units offered hereunder have been registered with or approved by the Swedish Financial Supervisory Authority under the Swedish Financial Instruments Trading Act (1991:980) (as amended), nor will such registration or approval be sought. Accordingly, this prospectus may not be made available nor may the units offered hereunder be marketed or offered for sale in Sweden other than in circumstances which are deemed not to be an offer to the public in Sweden under the Financial Instruments Trading Act. This prospectus may not be distributed to the public in Sweden and a Swedish recipient of the prospectus may not in any way forward the prospectus to the public in Sweden.

Norway. This prospectus has not been produced in accordance with the prospectus requirements laid down in the Norwegian Securities Trading Act 1997, as amended. This prospectus has not been approved or disapproved by, or registered with, either the Oslo Stock Exchange or the Norwegian Registry of Business Enterprises. This prospectus may not, either directly or indirectly be distributed to Norwegian potential investors.

Denmark. This prospectus has not been prepared in the context of a public offering of securities in Denmark within the meaning of the Danish Securities Trading Act No. 171 of 17 March 2005, as amended from time to time, or any Executive Orders issued on the basis thereof and has not been and will not be filed with or approved by the Danish Financial Supervisory Authority or any other public authority in Denmark. The offering of units will only be made to persons pursuant to one or more of the exemptions set out in Executive Order No. 306 of 28 April 2005 on Prospectuses for Securities Admitted for Listing or Trade on a Regulated Market and on the First Public Offer of Securities exceeding EUR 2,500,000 or Executive Order No. 307 of 28 April 2005 on Prospectuses for the First Public Offer of Certain Securities between EUR 100,000 and EUR 2,500,000, as applicable.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of preventing or retarding a decline in the price of our units, so long as stabilizing bids do not exceed the offering price of $10.00.

Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our units in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of the securities if it discourages resales of the securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our securities. These transactions may occur on the American Stock Exchange, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms

We have agreed, upon completion of this offering, and for a period of 24 months from the closing of the offering, to grant Maxim Group LLC a right of first refusal to act as lead manager or, at a minimum, as co-manager with at least 50% of the economics or, in the case of a three-handed deal, at least 33% of the economics for any and all future public and private equity and debt offerings by us or our successor or subsidiary during such 24-month period. In addition, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriters fair and reasonable fees that would be determined at that time in an arm’s length negotiation.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

The validity of the securities offered in this prospectus are being passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York. Loeb & Loeb LLP, New York, New York, is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Marcum & Kliegman LLP, independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Marcum & Kliegman LLP are included in reliance upon their report given upon the authority of Marcum & Kliegman LLP  as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 with respect to this offering of or securities which includes exhibits, schedules and amendments. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

DOUBLOON CORP.
(A Development Stage Enterprise)

Page

Report of Independent Registered Public Accounting Firm	F-2
Financial Statements:
Balance Sheet	F-3
Statement of Operations	F-4
Statement of Changes In Stockholders’ Equity	F-5
Statement of Cash Flows	F-6
Notes to Financial Statements	F-7 – F-10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Doubloon Corp.

We have audited the accompanying balance sheet of Doubloon Corp. (a development stage enterprise) (the “Company”) as of June 21, 2006, and the related statements of operations, changes in stockholders’ equity, and cash flows for the period from June 16, 2006 (inception) to June 21, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Doubloon Corp. (a development stage enterprise) as of June 21, 2006 and the results of its operations and its cash flows for the period from  June 16, 2006 (inception) to June 21, 2006 in conformity with United States generally accepted accounting principles.

/s/ Marcum & Kliegman LLP
New York, New York
July 7, 2006

DOUBLOON CORP.
(A Development Stage Enterprise)

BALANCE SHEET
June 21, 2006

ASSETS

CURRENT ASSETS
Cash	$130,500
Prepaid expenses	17,250
Total current assets	147,750

DEFERRED OFFERING COSTS	75,250
TOTAL ASSETS	$223,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

NOTE PAYABLE—RELATED PARTY	200,000
TOTAL LIABILITIES	200,000

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY

Preferred stock—$.00001 par value; authorized 1,000,000; none issued and outstanding	—
Common stock—$.00001 par value; authorized 80,000,000; 2,550,000 issued and outstanding	26
Additional paid-in capital	24,974
Deficit accumulated during the development stage	(2,000)

TOTAL STOCKHOLDERS’ EQUITY	23,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$223,000

See accompanying notes to financial statements.

DOUBLOON CORP.
(A Development Stage Enterprise)

STATEMENT OF OPERATIONS
For the Period from June 16, 2006 (Inception) to June 21, 2006

EXPENSES

Formation and operating costs	$2,000

NET LOSS	$(2,000)

Basic and Diluted Loss Per Common Share	$(0.00)

Weighted Average Common Shares Basic and Diluted	2,550,000

See accompanying notes to financial statements.

DOUBLOON CORP.
(A Development Stage Enterprise)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
For the Period from June 16, 2006 (Inception) through June 21, 2006

	Common Stock		Additional Paid-in Capital	Deficit Accumulated During Development Stage	Total Stockholders’ Equity
	Shares	Amount

Common stock issued on June 16, 2006 at $0.01 per share	2,550,000	$26	$24,974	$—	$25,000

Net loss	—	—	—	(2,000)	(2,000)

BALANCE—June 21, 2006	2,550,000	$26	$24,974	$(2,000)	$23,000

See accompanying notes to financial statements.

DOUBLOON CORP.
(A Development Stage Enterprise)

STATEMENT OF CASH FLOWS
For the Period from June 16, 2006 (Inception) to June 21, 2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,000)

Changes in operating assets and liabilities:

Prepaid expenses	(250)

NET CASH USED IN OPERATING ACTIVITIES	(2,250)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from related party notes payable	200,000
Proceeds from the sale of common stock	25,000
Payment of deferred offering costs	(2,250)
Repayment of advance from related party	(90,000)

NET CASH PROVIDED BY FINANCING ACTIVITIES	132,750

NET INCREASE IN CASH	130,500

CASH—June 16, 2006 (Inception)	—

CASH—June 21, 2006	$130,500

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the periods for:
Interest	$—
Income taxes	$—
SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTION
Advance from related party for offering costs and prepaid expenses	$90,000

See accompanying notes to financial statements.

DOUBLOON CORP.
(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization, Business and Operations

Doubloon Corp. (a development stage enterprise) (“Doubloon” or the “Company”) was incorporated in Delaware on June 16, 2006 as a blank check company whose objective is to acquire an operating business or businesses in the financial services industry or any other industry.

At June 21, 2006, the Company had not yet commenced any operations. All activity through June 21, 2006 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year-end. The accompanying financial statements have been prepared in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 7, Development Stage Enterprises, since planned principal operations have not yet commenced.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (“Proposed Offering”), a private placement (“Private Placement”) and a loan from the corporate stockholder and sponsor, PIRAC I, LLC (“PIRAC”) (“Sponsor Loan”), all of which are discussed in Note 3. Substantially all of the net proceeds of the Proposed Offering and the Private Placement are intended to be generally applied toward consummating a business combination with an operating business or businesses (“Business Combination”). Pursuant to the letter agreement with the Underwriter (see Note 3), the Company’s initial Business Combination must be with a business or businesses having a collective fair market value, as determined by the board of directors of the Company, equal to at least 80% of the Company’s net assets at the time of such acquisition (excluding deferred underwriting discounts and commissions). Furthermore, there is no assurance that the Company will be able to successfully affect a Business Combination. Upon the closing of the Proposed Offering, the Private Placement, funding of the full amount of the Sponsor Loan, and after payment of certain amounts to the Underwriter, and before the payment of certain expenses, an amount equal to 97% of the gross proceeds from the Proposed Offering will be held in a trust account (the “Trust Account”) and invested in United States government securities, as defined, which meet certain conditions under Rule 2a-7, promulgated under the Investment Advisors Act of 1940, until the earlier of the consummation of the Company’s first Business Combination or the Company’s dissolution and liquidation of the Trust Account to the Company’s Public Stockholders (as defined below). The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting expenses, as well as due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company, after signing a definitive agreement for the acquisition of a target business or businesses, will submit such transaction for stockholder approval. All of the Company’s stockholders prior to the Proposed Offering and the Private Placement, including PIRAC and the directors and officers of the Company (“Founding Stockholders”), have agreed to vote their shares of common stock, consisting of 2,550,000 shares owned at June 21, 2006, in accordance with the vote of the majority in interest of the Public Stockholders (as defined below) of the Company with respect to any Business Combination. PIRAC has agreed, for itself and any designee it permits to participate in the Private Placement, that the shares of common stock they intend to acquire through the Private Placement immediately prior to the Proposed Offering, consisting of 200,000 shares of common stock and any other shares acquired in the aftermarket will be voted in favor of the Business Combination. The Company will proceed with a Business Combination only if (i) a majority of the shares of common stock included in the units sold in the Proposed Offering and cast at the meeting are voted in favor of the Business Combination, and (ii) that Public Stockholders (as defined below) owning less than 20% of the shares issued in the Proposed Offering exercise their conversion rights, as described below. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

The holders of the Company’s shares of common stock issued in connection with the Proposed Offering or acquired in the aftermarket, represent the shares held by the public stockholders (“Public Stockholders”). Pursuant to the Company’s certificate of incorporation, with respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares into cash. The per share conversion price will be equal to the quotient determined by dividing (i) the amount in the Trust Account, inclusive of any interest earned thereon (less taxes payable thereon and any amounts released in repayment of the Sponsor Loan and to the Company for working capital purposes)

DOUBLOON CORP.
(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization, Business and Operations – (continued)

calculated as of two business days prior to the proposed consummation of the Business Combination, by (ii) the total number of shares issued in the Public Offering. Accordingly, Public Stockholders holding up to 19.99% of the number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination.

The Company’s Certificate of Incorporation provides for mandatory liquidation of the Trust Account to the Company’s Public Stockholders in connection with its dissolution in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Proposed Offering, or 24 months from the consummation of the Proposed Offering if certain extension criteria have been satisfied. In the event of the liquidation of the Trust Account in connection with the Company’s dissolution, the per share value of the residual assets remaining available for distribution (including Trust Fund assets) is expected to be approximately $9.70, which is less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering as discussed in Note 3).

Note 2 — Summary of Significant Accounting Policies

Concentrations of Credit Risk – Cash

The Company maintains its cash with various financial institutions, which may exceed Federally insured limits. As of June 21, 2006, the Company had cash on deposit of $30,500 that was in excess of the Federally insured limit.

Income Taxes

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of net operating loss carryforwards and temporary differences, aggregating approximately $1,000. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at June 21, 2006.

The effective tax rate differs from the statutory rate of 34% due to the effects of state income taxes and the increase in the valuation allowance.

Loss Per Share

Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Note 3 — Proposed Offering

The Proposed Offering calls for the Company to offer for public sale up to 10,000,000 units (“Units”) at $10.00 per unit, for a total of $100,000,000. The Company has granted to the underwriters a 45-day option to purchase up to 1,500,000 additional units to cover over-allotments, if any. Each Unit consists of one share of the Company’s common stock, $.00001 par value, and one Redeemable Common Stock Purchase Warrant (“Warrant”). Each

DOUBLOON CORP.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

Note 3 — Proposed Offering – (continued)

Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $8.00. Each Warrant shall become exercisable commencing upon the later of the completion of a Business Combination with a target business or one year from the effective date of the Proposed Offering, and shall expire four years from the effective date of the Proposed Offering. The outstanding Warrants may be redeemed with the consent of the Underwriter, in whole and not in part, at a price of $.01 per Warrant upon thirty (30) days prior written notice at any time after the Warrants become exercisable, only in the event that the last sale price of the common stock equals or exceeds $14.25 per share for twenty (20) trading days within any thirty (30) trading day period ending three business days prior to the date on which notice of redemption is given. Public Stockholders who convert their stock into a pro rata share of the trust account, in connection with a Business Combination, shall retain their Warrants.

At least four days prior to the Proposed Offering, PIRAC has agreed to purchase from the Company an aggregate of 200,000 Units at $10.00 per Unit (the “Private Placement”), for a total of $2,000,000. These Units consist of the same common stock and warrants as offered by the Company in the Proposed Offering, except that the warrants may be exercised on a “cashless” basis. The shares and warrants comprising the Private Placement units may not be sold, assigned or transferred except to certain permitted transferees until after the Company consummates a Business Combination. The warrants are not redeemable so long as they are held by the initial holders or their permitted transferees. Thereafter, under certain conditions, the shares held by the Founding Stockholders, including the shares acquired through the Private Placement by PIRAC and/or its designees who are permitted to participate in the Private Placement, include certain piggyback and other registration rights that may be demanded by those stockholders.

Before the closing of the Private Placement, the Company will issue to PIRAC warrants allowing PIRAC to purchase an aggregate of 616,000 shares of Common Stock (“Incentive Warrants”). An aggregate of 308,000 of these Incentive Warrants will be exercisable for $8.00 per share beginning ninety (90) days after the Company completes a Business Combination only if the last sales price of the Company’s Common Stock exceeds $11.00 per share for any twenty (20) trading days within a thirty (30) trading day period. The remaining aggregate of 308,000 of these Incentive Warrants will be exercisable for $8.00 per share beginning ninety (90) days after a Business Combination only if the last sales price of the Company’s Common Stock exceeds $12.00 per share for any twenty (20) trading days within a thirty (30) trading day period. All such warrants will be exercisable for a period of five years from the effective date of the proposed offering, are not redeemable so long as they are held by the initial holder or its permitted transferees, and cannot be sold or transferred except to certain permitted transferees until the Company consummates a Business Combination. In addition, upon the date such warrants become exercisable, the holders of these warrants are entitled to certain registration rights as defined. When these warrants become exercisable, the Company will record compensation expense based upon the then fair value of these warrants.

Pursuant to the letter agreement with Maxim Group LLC (“Underwriter”), PIRAC has agreed to lend the Company $840,000, at least four days prior to the Proposed Offering, principally for funding the minimum amount which must be funded into the Trust Account. The Sponsor Loan, bearing an interest rate of 4% per annum, will be amortized and repaid over the first eighteen (18) months (“the Loan Repayment Period,”) after the closing of the Proposed Offering, from interest earned on the Trust Account. If a Business Combination is completed prior to the end of the Loan Repayment Period, the remaining portion of the Sponsor Loan will be repaid at the closing of the Business Combination.

The Company’s letter agreement with the Underwriter which provides for the payment of an underwriting discount of 4% and a non-accountable expense allowance of 1%, respectively, of the gross proceeds from the Proposed Offering to be paid at the closing of the Proposed Offering. In addition, the letter agreement with the Underwriter provides for the payment of additional underwriting compensation in the amount of 0.75% of the gross proceeds of the Proposed Offering, payable only upon consummation of a Business Combination, and then only with respect to those units as to which the component shares have not been converted and funds returned to the public stockholders. The Underwriter has agreed to forfeit this additional underwriting compensation in the event a Business Combination is not consummated. The Company has also agreed to issue to the Underwriter as

DOUBLOON CORP.
(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Note 3 — Proposed Offering – (continued)

compensation, upon the closing of the Proposed Offering, 100,000 shares of Common Stock (“Underwriting Stock Compensation”). Such shares shall be held in escrow until after the consummation of a Business Combination. The Underwriter has agreed (i) to vote such shares on any Business Combination in accordance with the vote of the majority in interest of the Public Stockholders, and (ii) to forfeit the right to receive the Underwriting Stock Compensation in the event a Business Combination is not consummated.

Pursuant to the letter agreement with the Underwriter, the Company and the Underwriter have determined that the shares awarded as Underwriting Stock Compensation have an agreed upon value of $10 per share.

In addition, after the closing of the Proposed Offering and for 24 months thereafter, the Company has granted the Underwriter the right of first refusal to act as lead underwriter, or minimally as co-manager with at least 50% of the economics, or for a three handed arrangement, at least 33% of the economics, for any and all future public and private equity and debt offerings.

Note 4 — Deferred Offering Costs

Deferred offering costs consist principally of underwriting fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital raised.

Note 5 — Note Payable – Related Party

On June 20, 2006, pursuant to a promissory note dated June 19, 2006, PIRAC loaned $200,000 to the Company, out of which $90,000 was utilized to repay an affiliate of PIRAC to reimburse for funds advanced prior to the formation of the Company. This note bears an interest rate of 4% per annum and is due upon the earlier of January 1, 2008, or the date upon which the Company consummates the Proposed Offering.

Note 6 — Related Parties

Prior to the formation of the Company, affiliates of PIRAC paid certain of the Company’s legal, underwriting and auditing costs aggregating $90,000, of which $17,000 and $73,000 were recorded as prepaid expenses and deferred offering costs. During the period June 16, 2006 (Inception) to June 21, 2006, $2,000 of the prepaid expense amount was charged to operations as organizational costs. On June 20, 2006, the Company repaid the $90,000 amount to the affiliate of PIRAC.

Note 7 — Common Stock

The Company is authorized to issue 80,000,000 shares of common stock at a par value of $0.00001 per share. On June 20, 2006, the Company issued 2,250,000 shares for $25,000 in cash, or $0.01 per share.

Note 8 — Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

Note 9 — Commitments

The Company presently occupies office space provided by an affiliate of PIRAC. Such affiliate has agreed that, until the acquisition of a target business by the Company, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the closing of the Proposed Offering. Upon completion of a Business Combination or the distribution of the trust account to the Public Stockholders, the Company will no longer be required to pay this monthly fee.

Until [__________] [__], 2006, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

		$100,000,000 DOUBLOON CORP. 10,000,000 Units

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

TABLE OF CONTENTS		PROSPECTUS
	Page
Prospectus Summary	1	Maxim Group LLC
Summary Financial Data	13
Risk Factors	14
Use of Proceeds	30
Capitalization	33
Dilution	34
Management’s Discussion and Analysis of Financial Condition and Results of Operations	36
Proposed Business	40
Management	57
Principal Stockholders	62
Certain Relationships and Related Transactions	64
Description of Securities	67
Dividend Policy	71
Underwriting	72
Legal Matters	77
Experts	77
Where You Can Find Additional Information	77
Index to Financial Statements	F-1	[__________] [__], 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this Registration Statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustees’ fee	$1,000	(1)
SEC Registration Fee	22,149
NASD filing fee	21,200
Accounting fees and expense	50,000
Printing and engraving expenses	75,000
Legal fees and expenses	350,000
American Stock Exchange filing and listing fees	85,000
Miscellaneous	110,651	(2)
Total	$715,000

——————

(1)

In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the Company will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the Company’s common stock, $2,400 for acting as warrant agent for the registrant’s warrants and $1,800 for acting as escrow agent.

(2)

This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

Our certificate of incorporation provides that all officers, directors, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)

A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)

A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)

To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)

Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)

Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)

The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g)

A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)

For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)

For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)

The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)

The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our  officers, directors, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by an officer, director or controlling person in a successful defense of any action, suit or proceeding) is asserted by such officer, direct or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Eighth of our certificate of incorporation provides:

“The Corporation, to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized hereby.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters and the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

(a)

During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholder	Number of Shares

PIRAC I, LLC	2,510,000
Carlton Klein	10,000
David C. Muccia	10,000
Todd Goodwin	10,000
William Redmond	10,000
Total	2,550,000

Such shares were issued on July 16, 2006, in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, wealthy individuals and/or entities. The shares issued to the individuals and entities above were sold for an aggregate offering price of $25,000, or $0.0098 per share. No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a)

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

1.1	Form of Underwriting Agreement*
1.2	Form of Selected Dealers Agreement*
3.1	Certificate of Incorporation
3.2	Amendment to Certificate of Incorporation
3.3	Bylaws
4.1	Specimen Unit Certificate
4.2	Specimen Common Stock Certificate
4.3	Specimen Warrant Certificate
4.4	Specimen Incentive Warrant Certificate
4.5	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant
5.1	Opinion of Mintz Levin Cohn Ferris Glovsky and Popeo, PC*
10.1	Letter Agreement among the Registrant, Maxim Group LLC and PIRAC I, LLC
10.2	Letter Agreement among the Registrant, Maxim Group LLC and Thomas R. Hudson Jr.
10.3	Letter Agreement among the Registrant, Maxim Group LLC and Carlton Klein
10.4	Letter Agreement among the Registrant, Maxim Group LLC and David C. Muccia
10.5	Letter Agreement among the Registrant, Maxim Group LLC and Todd Goodwin
10.6	Letter Agreement among the Registrant, Maxim Group LLC and William Redmond
10.7	Right of First Refusal and Corporate Opportunities Agreement
10.8	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant
10.9	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders
10.10	Form of Stock Escrow and Voting Agreement between the Registrant, Continental Stock Transfer & Trust Company and Maxim Group LLC
10.11	Services Agreement between Pirate Capital LLC and the Registrant
10.12	Promissory Note, dated as of June 19, 2006, in the principal amount of $200,000, issued to PIRAC I, LLC
10.13	Promissory Note, dated [__], 2006, in the principal amount of $840,000, issued to PIRAC I, LLC
10.14	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders
10.15	Form of Insider Unit Purchase Agreement
23.1	Consent of Marcum & Kliegman LLP
23.2	Consent of Mintz Levin Cohn Ferris Glovsky and Popeo, PC (included in Exhibit 5.1)*
24	Power of Attorney (included on the signature page of this Registration Statement)

——————

*

To be filed by amendment.

Item 17. Undertakings.

(a)

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that:

A.

Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

If the registrant is relying on Rule 430B:

A.

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)

If the registrant is subject to Rule 430C; each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as may be amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)

The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Norwalk, Connecticut on July 11, 2006.

July 11, 2006		DOUBLOON CORP.

	By:	/s/ Thomas R. Hudson Jr.
Thomas R. Hudson Jr., Chairman and Chief Executive Officer

We, the undersigned officers and directors of Doubloon Corp., hereby severally constitute and appoint Thomas R. Hudson, Jr. and Carlton Klein, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signatures	Title	Date

/s/ Thomas R. Hudson Jr.	Chairman and Chief Executive Officer (Principal	July 11, 2006
Thomas R. Hudson Jr.	Executive Officer and Principal Financial and Accounting Officer)

/s/ Carlton Klein	Chief Operating Officer and Director	July 11, 2006
Carlton Klein

/s/ David C. Muccia	Executive Vice President, Secretary and Director	July 11, 2006
David C. Muccia

/s/ Todd Goodwin	Director	July 11, 2006
Todd Goodwin